                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of report (Date of earliest event reported)

                                February 21, 1996



                                MYLEX CORPORATION

             (Exact name of registrant as specified in its charter)



           Florida                     0-13381                   59-2291597
(State or other jurisdiction         (Commission                (IRS Employer
      or incorporation)              File Number)            Identification No.)



                            34551 Ardenwood Boulevard
                            Fremont, California 94555
               (Address of principal executive offices) (Zip code)


                                 (510) 796-6100
              (Registrant's telephone number, including area code)

                                MYLEX CORPORATION




                       Index to Current Report on Form 8-K




                                                                        Page No.

Item 2         Acquisition or Disposition of Assets                         3


Item 7         Financial Statements and Exhibit                             4


Signatures                                                                  5

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Effective February 21, 1996, upon the acceptance of the Agreement of Merger by the California Secretary of State, Mylex Corporation (the "Registrant") acquired BusLogic Inc., a California corporation ("BusLogic"), through the merger of a wholly-owned subsidiary of the Registrant, BusLogic Acquisition Corp. (the "Sub"), into BusLogic (the "Merger"). Upon the consummation of the Merger, BusLogic became a wholly-owned subsidiary of the Registrant and BusLogic's assets and liabilities immediately prior to the Merger were unaffected by the Merger.

     Pursuant to the terms and conditions of an Agreement and Plan of Reorganization, dated December 14, 1995, among the Registrant, BusLogic, certain principal shareholders of BusLogic, and the Sub (the "Acquisition Agreement"), the shareholders of BusLogic received an aggregate of approximately 2,710,000 shares of the Registrant's common stock (the "Common Stock"), or .2682763 shares of Common Stock for each share of BusLogic capital stock outstanding. In addition, the Registrant assumed BusLogic's 1990 Equity Incentive Plan (the "Plan"). As a result, the holders of outstanding options under such plan will be entitled to purchase, upon the vesting of such options, up to an aggregate of approximately 677,000 shares of Common Stock (based on the same conversion ratio of .2682763 shares of Common Stock for each share of BusLogic common stock subject to an option under the Plan).

     The shares of Common Stock issued in the Merger are exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 3(a)(10) of the Act, as the issuance was approved by the California Commissioner of Corporations after holding a "fairness hearing" with respect to the issuance. The options and shares subject to the Plan have been registered under the Act pursuant to a registration statement on Form S-8 filed with the Commission.

     The consideration paid by the Registrant in the Merger was established by arms-length negotiations between Registrant and BusLogic. The Registrant retained Needham & Company to assist it in determining the amount of consideration it would pay for BusLogic and in negotiating such consideration. Needham & Company also provided a fairness opinion with respect to the Merger to the Registrant.

     BusLogic designs, develops and markets a product line of high performance, small computer system interface (SCSI) host adaptor boards. It also designs the core application specific integrated circuits (ASIC) used in such adapters. BusLogic's principal executive offices are in Santa Clara, California.

     The assets acquired indirectly through the Merger include, as noted, all of the assets of BusLogic, including the property, plant and equipment used in its business. The Registrant presently intends to have BusLogic continue to use those assets in its business after the Merger.

Item 7.  FINANCIAL STATEMENTS, PRO-FORM FINANCIAL INFORMATION AND EXHIBITS.


          (a)  FINANCIAL STATEMENTS

               It is impracticable for the Registrant to provide financial statements of BusLogic Inc. at the time of filing this Report. The Registrant presently anticipates that it will be able to file the financial statments of BusLogic which are required to to be filed pursuant to Item 7 of Form 8-K within 15 days of the date of this Report on Form 8-K and, in any event, within the 60-day period provided in Item 7(a)(4) of Form 8-K.

          (b)  PRO-FORMA FINANCIAL INFORMATION

               Pro forma combined condensed financial information respecting the Registrant's acquisition of a business as described in Item 2 of this Form 8-K.

          (c)  EXHIBITS

               Agreement and Plan of Reorganization, dated December 14, 1995, among Mylex Corporation, BusLogic Inc., BusLogic Acquisition Corp. and certain principal shareholders of BusLogic Inc.

Pro Forma Financial Information

               Pro Forma Combined Condensed Financial Information
                                   (Unaudited)

The following unaudited pro forma combined condensed financial statements assume a business combination between Mylex Corporation and BusLogic Inc. accounted for on a pooling of interests basis. The pro forma combined condensed financial statements are based on the historical financial statements of Mylex and the condensed consolidated balance sheet of BusLogic as of December 31, 1995 and the condensed consolidated statements of operations of BusLogic for the twelve month periods ended December 31, 1995, January 31, 1995 and January 31, 1994.

The BusLogic historical financial statement data as of and for the year ended December 31, 1995 are unaudited but have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods.

The pro forma combined condensed consolidated balance sheet combines Mylex's historical December 31, 1995 consolidated balance sheet with BusLogic's December 31, 1995 condensed consolidated balance sheet, giving effect to the business combination as if it had occurred on December 31, 1995. The pro forma condensed consolidated statements of operations combine Mylex's historical condensed consolidated statements of operations for the three fiscal years ended December 31, 1993, 1994, and 1995, respectively, with the corresponding BusLogic condensed consolidated statements of operations for each of the fiscal years ended January 31, 1994 and 1995, and the year ended December 31, 1995, respectively, giving effect to the business combination as if it had occurred on January 1, 1993.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the business combination had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

Mylex and BusLogic estimate that they will incur direct transaction costs of approximately $850,000 associated with the business combination, substantially all of which will be charged to operations during the quarter ending March 31, 1996. There can be no assurance that Mylex will not incur additional charges in subsequent quarters to reflect costs associated with the business combination or that management will be successful in their efforts to integrate the operations of the two companies.

         UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                                   Mylex                                                Pro Forma
                                                                 Corporation       BusLogic Inc.     Pro Forma           Combined
                 Assets                                         Dec. 31, 1995      Dec. 31, 1995    Adjustments        Dec. 31, 1995
                 ------                                         -------------      -------------    -----------        -------------
Cash and equivalents                                                $6,446             $5,287       $                     $11,733
Short term investments                                              25,708                 -                               25,708
Accounts receivable, net                                            19,807              3,274                              23,081
Inventories                                                         24,138              2,383                              26,521
Prepaid expenses and other current assets                            2,531              1,913                               4,444
                                                                   -------             ------                            --------

Total current assets                                                78,630             12,857                              91,487

Property, plant and equipment, net                                   1,716              1,305                               3,021
Other assets                                                           112                 -                                  112
                                                                   -------             ------                            --------

Total assets                                                      $ 80,458             14,162            0                 94,620
                                                                   -------             ------                            --------

                    Liabilities and Stockholders' Equity

Accounts payable                                                    11,230              1,013                              12,243
Accrued liabilities                                                  3,516              2,452           850  (3)            6,818
Current portion of long-term capital lease obligations                 308                 -                                  308
                                                                   -------             ------                            --------

Total current liabilities                                           15,054              3,465                              19,369

Long term obligations                                                  203                 -                                  203
                                                                   -------             ------                            --------

Total liabilities                                                   15,257              3,465                              19,572

Mandatorily redeemable preferred stock                                                  2,128       (2,128)  (3)               -

Stockholders' Equity:
Common stock                                                           169              2,387       (2,360)  (3)              196
Additional paid-in capital                                          47,822                 -         4,488   (3)           52,310
Retained earnings                                                   17,210              6,182         (850)  (3)           22,542
                                                                   -------             ------                            --------

   Total stockholders' equity                                       65,201              8,569                              75,048
                                                                   -------             ------         -----              --------

Total liabilities, mandatorily redeemable preferred stock
   and stockholders' equity                                        $80,458            $14,162            0                $94,620
                                                                   -------             ------         -----              --------


See accompanying notes to pro forma combined condensed financial statements.

   UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                DECEMBER 31, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   Mylex                                                 Pro Forma
                                                                 Corporation       BusLogic Inc.                          Combined
                                                                 Year ended         Year ended       Pro Forma           Year ended
                                                                Dec. 31, 1995      Dec. 31, 1995    Adjustments        Dec. 31, 1995
                                                                -------------      -------------    -----------        -------------
Net Sales                                                         $ 100,420           $ 27,035                           $ 127,455
Cost of Sales                                                        62,733             14,439                              77,172
                                                                  ---------           ---------                          ---------

Gross Profit                                                         37,687             12,596                              50,283

Operating Expenses
Selling, Marketing, and Administrative                               12,920              8,125                              21,045
Research and Development                                              4,800              4,388                               9,188
                                                                  ---------           ---------                          ---------

Operating Income                                                     19,967                 83                              20,050

Other Income                                                            220                203                                 423
                                                                  ---------           ---------                          ---------

Income Before Taxes                                                  20,187                286                              20,473

Income Tax Expense                                                    7,065                100                               7,165
                                                                  ---------           ---------                          ---------

Net Income                                                         $ 13,122            $   186                            $ 13,308
                                                                  ---------           ---------                          ---------

Primary earnings per share                                           $ 0.80                                                 $ 0.68
                                                                  ---------                                              ---------

Fully diluted earnings per share                                     $ 0.79                                                 $ 0.67
                                                                  ---------                                              ---------

Shares used in computing primary earnings per share                  16,405                                                 19,590
                                                                  ---------                                              ---------

Shares used in computing fully diluted earnings per share            16,631                                                 19,863
                                                                  ---------                                              ---------


See accompanying notes to pro forma combined condensed financial statements.

         UNAUDITED  PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                DECEMBER 31, 1994
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       Mylex                                       Pro Forma
                                                                     Corporation    BusLogic Inc.                  Combined
                                                                     Year ended      Year ended    Pro Forma      Year ended
                                                                    Dec. 31, 1994   Jan. 31, 1995  Adjustments   Dec. 31, 1994
                                                                    -------------   -------------  -----------   -------------
Net Sales                                                              $ 62,513        $ 30,076                     $ 92,589
Cost of Sales                                                            40,322          15,837                       56,159
                                                                       --------        --------                     --------
Gross Profit                                                             22,191          14,239                       36,430

Operating Expenses
Selling, Marketing, and Administrative                                    8,235           8,135                       16,370
Research and Development                                                  3,332           4,334                        7,666
                                                                       --------        --------                     --------

Operating Income                                                         10,624           1,770                       12,394

Other Income (Expense)                                                    (563)             147                        (416)
                                                                       --------        --------                     --------

Income Before Taxes                                                      10,061           1,917                       11,978

Income Tax Expense                                                        2,552             613                        3,165
                                                                       --------        --------                     --------

Net Income                                                              $ 7,509         $ 1,304                      $ 8,813
                                                                       --------        --------                     --------

Primary earnings per share                                               $ 0.53                                       $ 0.51
                                                                       --------                                     --------

Fully diluted earnings per share                                         $ 0.51                                       $ 0.49
                                                                       --------                                     --------

Shares used in computing primary earnings per share                      14,208                                       17,261
                                                                       --------                                     --------

Shares used in computing fully diluted earnings per share                15,247                                       18,390
                                                                       --------                                     --------


See accompanying notes to pro forma combined condensed financial statements.

        UNAUDITED  PRO FORMA COMBINED CONDENSED  STATEMENT OF OPERATIONS
                                DECEMBER 31, 1993
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             Mylex                                                  Pro Forma
                                                          Corporation        BusLogic Inc.                          Combined
                                                           Year ended         Year ended         Pro Forma         Year ended
                                                         Dec. 31, 1993       Jan. 31, 1994      Adjustments       Dec. 31, 1993
                                                         -------------       -------------      -----------       -------------
Net Sales                                                  $ 45,234            $ 24,240                             $ 69,474
Cost of Sales                                                36,456              12,053                               48,509
                                                           --------            --------                             --------

Gross Profit                                                  8,778              12,187                               20,965

Operating Expenses
Selling, Marketing, and Administrative                       10,112               6,504                               16,616
Research and Development                                      2,690               3,433                                6,123
                                                           --------            --------                             --------

Operating Income  (Loss)                                    (4,024)               2,250                              (1,774)

Other Income (Expense)                                        (466)                 163                                (303)
                                                           --------            --------                             --------

Income Before Taxes                                         (4,490)               2,413                              (2,077)

Income Tax Expense (Benefit)                                   (46)                 893                                  847
                                                           --------            --------                             --------

Net Income (Loss)                                          ($4,444)             $ 1,520                             ($2,924)
                                                           --------            --------                             --------

Primary earnings per share                                  ($0.35)                                                  ($0.20)
                                                           --------                                                 --------

Fully diluted earnings per share                            ($0.35)                                                  ($0.20)
                                                           --------                                                 --------

Shares used in computing primary earnings per share          12,740                                                   15,396
                                                           --------                                                 --------

Shares used in computing fully diluted earnings per          12,740                                                   15,396
                                                           --------                                                 --------


See accompanying notes to pro forma combined condensed financial statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


Note 1.    PERIODS COMBINED

The Mylex statements of operations for each of the years in the three-year period ended December 31, 1995 have been combined with the BusLogic statements of operations for each of the years in the two-year period ended January 31, 1995 and the year ended December 31, 1995.

The Mylex balance sheet as of December 31, 1995 has been combined with the BusLogic balance sheet as of December 31, 1995.

Note 2.   PRO FORMA NET INCOME (LOSS)  PER SHARE

The pro forma combined condensed statements of operations for Mylex and BusLogic have been prepared as if the business combination was completed at the beginning of the periods presented. The pro forma combined net income (loss) per share is based on the combined weighted average number of common and common equivalent shares of Mylex common stock and BusLogic common stock for each period, based on the exchange ratio of .2682763 shares of Mylex common stock for each share of BusLogic common stock.

Note 3.   BASIS OF PRESENTATION

PRO FORMA BASIS OF PRESENTATION

The pro forma combined condensed financial statements reflect the issuance of 2,710,738 shares of Mylex common stock in exchange for an aggregate of 10,104,277 shares of BusLogic common stock, including the assumed conversion of 800,000 shares of mandatorily redeemable preferred stock (outstanding as of December 31, 1995) in connection with the business combination based on the exchange ratio of .2682763 shares of Mylex common stock for every share of BusLogic common stock.

BusLogic common stock outstanding at December 31, 1995        10,104,277
Exchange ratio                                                 .2682763:1
                                                               ----------

Number of shares of Mylex common stock exchanged               2,710,738
Number of shares of Mylex common stock outstanding
   at December 31, 1995                                       16,880,000
                                                              ----------

Number of shares of Mylex common stock outstanding after
  completion of the business combination                      19,590,738
                                                              ----------

The actual number of shares of Mylex common stock issued upon effectiveness of the business combination, on February 21, 1996, was 2,710,738, based on the number of shares of BusLogic common stock outstanding at such time.

BUSINESS COMBINATION TRANSACTION COSTS

Mylex and BusLogic estimate that they will incur direct transaction costs of approximately $850,000 associated with the business combination, consisting of transaction fees for investment bankers, attorneys, accountants, and other related charges. These nonrecurring costs have been charged to retained earnings in the unaudited pro forma combined condensed balance sheet, and are accordingly, not reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations.

                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                MYLEX CORPORATION
                            (A FLORIDA CORPORATION),


                           BUSLOGIC ACQUISITION CORP.
                           (A CALIFORNIA CORPORATION),


                                  BUSLOGIC INC.
                           (A CALIFORNIA CORPORATION),


                                       AND

                             PRINCIPAL SHAREHOLDERS
                                OF BUSLOGIC INC.






                                  DECEMBER 14, 1995


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



ARTICLE I.  THE MERGER; CLOSING; EFFECTIVE TIME                                1
     Section 1.1  THE MERGER                                                   1
     Section 1.2  CLOSING                                                      1
     Section 1.3  EFFECTIVE TIME                                               1

ARTICLE II.  ARTICLES OF INCORPORATION, BYLAWS AND
               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION             2
     Section 2.1  ARTICLES OF INCORPORATION AND BYLAWS                         2
     Section 2.2  OFFICERS AND DIRECTORS                                       2

ARTICLE III.  CONVERSION OR CANCELLATION
                OF SECURITIES IN THE MERGER                                    2
     Section 3.1  CONVERSION AND CANCELLATION OF SECURITIES                    2
     Section 3.2  ASSUMPTION OF OPTIONS                                        2
     Section 3.3  ADJUSTMENTS FOR CAPITAL CHANGES                              3
     Section 3.4  NO FURTHER OWNERSHIP RIGHTS                                  3
     Section 3.5  SURRENDER AND DELIVERY OF SECURITIES                         3
     Section 3.6  DISSENTING SHAREHOLDERS                                      3
     Section 3.7  TAX FREE REORGANIZATION                                      3

ARTICLE IV.  ESCROW OF MERGER CONSIDERATION                                    4
     Section 4.1  ESCROW OF MERGER CONSIDERATION.                              4

ARTICLE V.  REPRESENTATIONS AND WARRANTIES                                     4
     Section 5.1  REPRESENTATIONS AND WARRANTIES OF BUSLOGIC AND PRINCIPAL
                    SHAREHOLDERS                                               4
          a.  ORGANIZATION, CORPORATE POWER AND GOOD STANDING OF BUSLOGIC      4
          b.  CAPITAL STRUCTURE AND TITLE TO SHARES                            4
          c.  AUTHORITY                                                        6
          d.  COMPLIANCE WITH APPLICABLE LAWS                                  7
          e.  LITIGATION                                                       7
          f.  FINANCIAL STATEMENTS                                             7
          g.  TAXES                                                            7
          h.  CERTAIN AGREEMENTS                                               7
          i.  SUBSIDIARIES                                                     8
          j.  ABSENCE OF CERTAIN CHANGES OR EVENTS                             8
          k.  SHAREHOLDER APPROVAL REQUIRED                                    8
          l.  BROKER'S AND FINDER'S FEES                                       8
          m.  CORPORATE RECORDS; OTHER INFORMATION                             8
          n.  BOOKS AND RECORDS.                                               8
          o.  LABOR AND EMPLOYMENT MATTERS                                     9
          p.  EMPLOYEE BENEFIT PLANS                                          10
          q.  INSURANCE                                                       11
          r.  CONTRACTS                                                       11
          s.  PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS      12
          t.  ENVIRONMENTAL CONDITION AND GOVERNMENTAL AUTHORIZATIONS.        14
          u.  REAL ESTATE                                                     14
          v.  TANGIBLE PROPERTY.                                              15
          w.  INVENTORIES                                                     15
          x.  ACCOUNTS RECEIVABLE                                             15
          y.  SUPPLIERS AND CUSTOMERS.                                        15
          z.  PRODUCTS; WARRANTY POLICIES.                                    16
          aa.  CERTAIN TRANSACTIONS AND AGREEMENTS.                           16
          ab.  COMPLETE DISCLOSURE.                                           17
     Section 5.2  REPRESENTATIONS AND WARRANTIES OF MYLEX                     17
          a.  ORGANIZATION, CORPORATE POWER AND GOOD STANDING                 17

          b.  CAPITAL STRUCTURE                                               17
          c.  AUTHORITY                                                       17
          d.  COMPLIANCE WITH APPLICABLE LAWS                                 18
          e.  LITIGATION                                                      18
          f.  FINANCIAL STATEMENTS                                            18
          g.  TAXES                                                           19
          h.  BROKER'S AND FINDER'S FEES                                      19
          i.  ABSENCE OF CERTAIN CHANGES OR EVENTS                            19
          j.  NO SHAREHOLDER VOTE                                             19
          k.  SECURITIES LAW FILINGS                                          19
          l.  COMPLETE DISCLOSURE                                             19
     Section 5.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.                 20

ARTICLE VI.  COVENANTS OF THE PARTIES                                         20
     Section 6.1  CONDUCT OF BUSINESS PENDING THE MERGER                      20
     Section 6.2  COMPENSATION PLANS                                          22
     Section 6.3  LEGAL CONDITIONS TO MERGER                                  22
     Section 6.4  SHAREHOLDERS' MEETING.                                      22
     Section 6.5  NOTIFICATION OF CERTAIN MATTERS                             22
     Section 6.6  PUBLIC ANNOUNCEMENTS                                        23
     Section 6.7  TAX TREATMENT                                               23
     Section 6.8  FURTHER ASSURANCES                                          23
     Section 6.9  SECURITIES LAWS.                                            23
     Section 6.10  NO OTHER NEGOTIATIONS.                                     23
     Section 6.11  ACCESS TO INFORMATION.                                     24
     Section 6.12  AFFILIATES AGREEMENTS.                                     24
     Section 6.13  PRINCIPAL SHAREHOLDER LETTERS.                             24

ARTICLE VII.  CONDITIONS TO THE CLOSING                                       24
     Section 7.1  CONDITIONS TO BUSLOGIC'S AND MYLEX'S OBLIGATIONS            24
          a.  SHAREHOLDER APPROVAL                                            24
          b.  OTHER APPROVALS                                                 24
          c.  NO INJUNCTIONS, RESTRAINTS OR ILLEGALITY                        25
          d.  TAX OPINION                                                     25
          e.  ESCROW AGREEMENT                                                25
          f.  COVENANT NOT TO COMPETE                                         25
          g.  CALIFORNIA SECURITIES PERMIT                                    25
     Section 7.2  CONDITIONS TO OBLIGATIONS OF MYLEX                          25
          a.  REPRESENTATIONS AND WARRANTIES                                  25
          b.  PERFORMANCE OF OBLIGATIONS OF BUSLOGIC                          25
          c.  CONSENTS                                                        25
          d.  NO BURDENSOME CONDITION                                         26
          e.  NO ADVERSE DEVELOPMENTS                                         26
          f.  ACCOUNTING TREATMENT FOR MYLEX                                  26
          g.  ACCOUNTING TREATMENT FOR BUSLOGIC                               26
          h.  FINANCIAL STATEMENTS                                            26
          i.  OPINION OF COUNSEL                                              26
          j.  REQUISITE VOTE AND DISSENTING SHARES                            26
          k.  AFFILIATE AGREEMENTS                                            27
          l.  PRINCIPAL SHAREHOLDER LETTER                                    27
          m.  RESIGNATION OF DIRECTORS                                        27
          n.  FAIRNESS OPINION                                                27
          o.  OTHER DOCUMENTS                                                 27
     Section 7.3  CONDITIONS TO OBLIGATIONS OF BUSLOGIC                       27
          a.  REPRESENTATIONS AND WARRANTIES                                  27
          b.  PERFORMANCE OF OBLIGATIONS OF MYLEX AND MERGER SUBSIDIARY       27
          c.  NO ADVERSE DEVELOPMENTS                                         27
          d.  OPINION OF COUNSEL                                              27
          e.  OTHER DOCUMENTS                                                 27

ARTICLE VIII.  INDEMNIFICATION                                                28
     Section 8.1  BUSLOGIC INDEMNIFICATION                                    28
     Section 8.2  REIMBURSEMENT                                               28
     Section 8.3  MYLEX INDEMNIFICATION.                                      29
     Section 8.4  REIMBURSEMENT                                               29
     Section 8.5  NOTICE                                                      29

ARTICLE IX.  TERMINATION, AMENDMENT OR WAIVER                                 30
     Section 9.1  TERMINATION.                                                30
     Section 9.2  EFFECT OF TERMINATION                                       30
     Section 9.3  AMENDMENT.                                                  31
     Section 9.4  WAIVER                                                      31

ARTICLE X.  POST-CLOSING COVENANT                                             31
     Section 10.1  INSURANCE AND INDEMNIFICATION                              31

ARTICLE XI.  MISCELLANEOUS AND GENERAL                                        31
     Section 11.1  DEFINITIONS                                                31
     Section 11.2  FEES AND EXPENSES                                          32
     Section 11.3  NOTICES                                                    32
     Section 11.4  CONFIDENTIALITY                                            32
     Section 11.5  NO THIRD-PARTY BENEFICIARIES.                              32
     Section 11.6  GOVERNING LAW                                              32
     Section 11.7  ENTIRE AGREEMENT                                           32
     Section 11.8  ATTORNEYS' FEES                                            32
     Section 11.9  SEVERABILITY                                               32
     Section 11.10  COUNTERPARTS                                              33
     Section 11.11  HEADINGS                                                  33
     Section 11.12  CONSTRUCTION                                              33
     Section 11.13  SUCCESSORS AND ASSIGNS                                    33
     Section 11.14  REFERENCES                                                33
     Section 11.15  ADDITIONAL CONDITIONS                                     33
     Section 11.16  SHAREHOLDER VOTE                                          33


SCHEDULE A     DEFINITIONS                                                    35

SCHEDULE B     BUSLOGIC DISCLOSURE SCHEDULE                                   41

SCHEDULE C     MYLEX DISCLOSURE SCHEDULE                                      42

SCHEDULE D     KEY EMPLOYEES                                                  43

SCHEDULE E     OFFICERS AND DIRECTORS OF SURVIVING CORPORATION                44

EXHIBIT A      AGREEMENT OF MERGER                                            45

EXHIBIT B-1    OFFICER'S CERTIFICATE OF BUSLOGIC                              46

EXHIBIT B-2    OFFICER'S CERTIFICATE OF MYLEX                                 47

EXHIBIT C      ESCROW AGREEMENT                                               48

EXHIBIT D      NON-COMPETITION AGREEMENTS                                     49

EXHIBIT E      AFFILIATE AGREEMENT                                            50

EXHIBIT F      PRINCIPAL SHAREHOLDER LETTER                                   51

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 14th day of December, 1995, by Mylex Corporation, a Florida corporation ("Mylex"), BusLogic Acquisition Corp., a California corporation and a newly formed, wholly-owned subsidiary of Mylex ("Merger Subsidiary"), BusLogic Inc., a California corporation ("BusLogic"), and the Principal Shareholders of Mylex.

RECITALS:

     WHEREAS, Mylex desires to acquire BusLogic, and BusLogic is willing to be acquired by Mylex, pursuant to a merger in which Merger Subsidiary will merge with and into BusLogic (the "Merger") and the shareholders of BusLogic will receive shares of the Common Stock of Mylex in exchange for their shares of Common Stock of BusLogic, all in accordance with the terms and conditions set forth in this Agreement; and

     WHEREAS, to effect the Merger, Mylex desires to adopt a plan of reorganization in accordance with Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements, and conditions contained in this Agreement, the parties agree as follows:

                 ARTICLE I. THE MERGER; CLOSING; EFFECTIVE TIME

     Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Agreement of Merger attached hereto as Exhibit "A" (the "Agreement of Merger"), at the Effective Time (as defined in Section 1.3), Merger Subsidiary shall merge with and into BusLogic and the separate corporate existence of Merger Subsidiary shall cease. BusLogic (which this Agreement sometimes refers to as the "Surviving Corporation") shall survive the Merger and shall continue to be governed by the laws of the State of California. From and after the Effective Time, BusLogic shall retain and possess all rights, privileges, immunities, and franchises, and be subject to all the restrictions, disabilities, debts, liabilities and duties, of each of BusLogic and Merger Subsidiary. The Merger shall have the effects specified in Section 1107 of the California General Corporation Law ("California GCL") with respect to BusLogic and Merger Subsidiary.

     Section 1.2 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Brown & Bain, P.C., 600 Hansen Way, Suite 100, Palo Alto, California 94306, commencing at 10:00 a.m. California time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Merger set forth in Article VII (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as Mylex and BusLogic shall mutually determine ("Closing Date").

     Section 1.3 EFFECTIVE TIME. As soon as practicable following fulfillment or waiver of the conditions specified in Article VII, and provided that this Agreement has not been terminated or abandoned pursuant to Article IX, each of BusLogic, Mylex and Merger Subsidiary will cause a Merger Agreement and other documents required under the California GCL ("Merger Filing Documents") to be filed with the Secretary of State of the State of California (the "Secretary of State"), as provided in Section 1103 of the California GCL. The Merger shall become effective upon the filing of Merger Filing Documents with the Secretary of State, and this Agreement refers to the time of filing as the "Effective Time."

                ARTICLE II. ARTICLES OF INCORPORATION, BYLAWS AND
               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     Section 2.1 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of BusLogic in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the California GCL.

     Section 2.2 OFFICERS AND DIRECTORS. The directors and officers specified on the attached Schedule E shall be the directors and officers, respectively, of the Surviving Corporation from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.


                    ARTICLE III.  CONVERSION OR CANCELLATION
                           OF SECURITIES IN THE MERGER

     Section 3.1 CONVERSION AND CANCELLATION OF SECURITIES. Subject to Article IV and Section 3.6, at the Effective Time, without any action on the part of the holder of each security described in this Section 3.1, the Merger shall:

     a. Convert each share of Common Stock of BusLogic ("BusLogic Common Stock") issued and outstanding immediately before the Effective Time into the right to receive .2682763 fully paid and non-assessable shares of Common Stock, par value $0.01 per share, of Mylex ("Mylex Common Stock");

     b. Convert each share of Preferred Stock of BusLogic ("BusLogic Preferred Stock") issued and outstanding immediately before the Effective Time into the right to receive .2682763 fully paid and non-assessable shares of Mylex Common Stock; and

     c. Convert each share of the Common Stock of Merger Subsidiary issued and outstanding immediately before the Effective Time ("Subsidiary Stock") into the right to receive 1010.4275 shares of the Common Stock of the Surviving Corporation ("Surviving Corporation Stock").

     Section 3.2 ASSUMPTION OF OPTIONS. At the Effective Time, each holder of an outstanding option (collectively, the "BusLogic Options") to purchase BusLogic Common Stock granted under the BusLogic Stock Option Plan shall be entitled, in accordance with the terms of such option, to purchase after the Effective Time that number of shares of Mylex Common Stock, determined by multiplying the number of shares of BusLogic Common Stock subject to such BusLogic Option at the Effective Time by .2682763, and the exercise price per share for each such option will equal the exercise price of the BusLogic Option immediately prior to the Effective Time divided by .2682763 (the "New Options"). If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Mylex Common Stock subject to such option will be rounded down to the nearest whole number and the exercise price per share shall be increased so that the aggregate exercise price for such option prior to it being assumed is the same after it is assumed. The term, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422 of the Code, if applicable, and all other terms of the BusLogic Options will otherwise be unchanged. Continuous employment with BusLogic will be credited to an optionee for purposes of determining the number of shares subject to exercise after the Effective Time. Mylex will cause the Mylex Common Stock issued upon exercise of the assumed BusLogic Options to be registered on Form S-8 of the Securities and Exchange Commission ("SEC") on or before the later to occur of January 31, 1996 and ten business days after the Effective Date, will exercise best efforts to maintain the effectiveness of such registration statement for so long as such assumed BusLogic Options remain outstanding and will reserve a sufficient number of shares of Mylex Common Stock for issuance upon exercise thereof. Mylex will administer the BusLogic Stock Option Plan assumed pursuant to this Section 3.2 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

     Section 3.3 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Merger, Mylex or BusLogic recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of Mylex Common Stock into which the shares of BusLogic capital stock are to be converted and the number of shares of Mylex Common Stock for which each BusLogic Option shall be exercisable will adjust appropriately so as to maintain the proportionate interests, as contemplated by Sections 3.1 and 3.2, of the holders of shares of BusLogic capital stock and the holders of BusLogic Options and the holders of shares of Mylex Common Stock after the Merger.

     Section 3.4 NO FURTHER OWNERSHIP RIGHTS. This Agreement refers to the shares of BusLogic Common Stock, BusLogic Preferred Stock and Subsidiary Stock converted at the Effective Time as the "Cancelled Shares." The Merger will cancel and retire all Cancelled Shares at the Effective Time. Subject to
Section 3.6, each holder of a certificate representing any Cancelled Shares shall cease to have any rights with respect to such Cancelled Shares after the Effective Time, except the right to receive the Merger Consideration for such Cancelled Shares, upon the surrender of such certificate in accordance with
Section 3.5 and Article IV. Each holder of a BusLogic Stock Option will have the right to receive a New Option, in lieu of a BusLogic Stock Option, in accordance with Section 3.2. No fractional shares of Mylex Common Stock or Surviving Corporation Stock shall be issued as Merger Consideration. Instead of each fractional share, Mylex or the Surviving Corporation, as appropriate, shall issue a whole share of its Common Stock.

     Section 3.5 SURRENDER AND DELIVERY OF SECURITIES. Promptly after the Effective Date, the Secretary of Mylex (the "Exchange Agent"), shall provide to each holder of Cancelled Shares a letter of transmittal and instructions for use in effecting the surrender of the certificates representing Cancelled Shares. Subject to Article IV, upon any Person's surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions, Mylex shall cause the Exchange Agent promptly to deliver to that Person a certificate in the name of that Person representing the Merger Consideration to which such Person is entitled.

     Section 3.6 DISSENTING SHAREHOLDERS. Each share of BusLogic capital stock whose holder is entitled to an appraisal with respect to the Merger pursuant to
Section 1300 of the California GCL as a result of such holder not voting to approve the Merger ("Dissenting Shares") shall be converted into the right to receive such consideration as may be determined to be due to such holder pursuant to Sections 1300 ET SEQ. of the California GCL, unless such holder effectively withdraws or forfeits such right to appraisal, at which time the holder's Dissenting Shares shall be converted into and represent a right to receive Merger Consideration in accordance with Section 3.1.

     Section 3.7 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the Mylex Common Stock to be received in the Merger is equal, in each instance, to the value of the BusLogic capital stock to be surrendered in exchange therefor. The Mylex Common Stock issued in the Merger will be issued solely in exchange for the BusLogic capital stock, and no other transaction other than the Merger represents, provides for or is intended to be consideration paid for the BusLogic capital stock. Except for Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Mylex for the BusLogic capital stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 3.7. In addition, Mylex represents now, and as of the Closing Date, that it presently intends to continue BusLogic's historic business or use a significant portion of BusLogic's business assets in a business. At the Closing, officers of each of Mylex and BusLogic shall execute and deliver officers' certificates in the forms of Exhibits "B-1" or "B-2," respectively, hereto. The provisions and representations contained or referred to in this Section 3.7 shall survive until the expiration of the applicable statute of limitations.

                   ARTICLE IV.  ESCROW OF MERGER CONSIDERATION

     Section 4.1 ESCROW OF MERGER CONSIDERATION. The delivery of the Merger Consideration to the Principal Shareholders shall be subject to the delivery of ten percent (10%) of the shares of Mylex Common Stock constituting the Merger Consideration to be paid to each of the Principal Shareholders, rounded down to the nearest number of whole shares to be issued to each of such shareholders, ("Escrowed Consideration") to an escrow account to be held pursuant to the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit "C" ("Escrow Agreement"). The Escrowed Consideration shall be held as security for the obligations of BusLogic and the Principal Shareholders set forth in Article VIII and shall be subject to reduction and offset in accordance with the procedures set forth in the Escrow Agreement. Twelve months after the Closing, the portion of the Escrowed Consideration not required to fulfill the obligations of the Principal Shareholders set forth in Article VIII will be distributed in accordance with Sections 3.1 and 3.5 to the Principal Shareholders in proportion to their respective interests therein. In the event that the Merger is approved by the shareholders of BusLogic, the Principal Shareholders shall, without any further act of any of the Principal Shareholders, be deemed to have consented to and approved (a) the use of the Escrowed Consideration as collateral for the indemnification obligations under
Article VIII in the manner set forth in the Escrow Agreement, (b) the appointment of Jesse Chen as the representative of the Principal Shareholders (the "Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each of the Principal Shareholders (other than holders of Dissenting Shares), and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under the Escrow Agreement (including, without limitation, the exercise of the power to: (i) authorize delivery to Mylex of Escrowed Consideration in satisfaction of claims by Mylex pursuant to Article VIII; (ii) agree to, negotiate, and enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such claims;
(iii) resolve any such claims; and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing); and (c) to all of the other terms, conditions and limitations in the Escrow Agreement. In the event of any conflict between a provision of this Agreement and the Escrow Agreement, such provision of the Escrow Agreement shall govern.


                   ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     Section 5.1 REPRESENTATIONS AND WARRANTIES OF BUSLOGIC AND PRINCIPAL SHAREHOLDERS. BusLogic and each of the Principal Shareholders, severally but not jointly (with any representation or warranty made hereunder by a Principal Shareholder with respect to any other shareholder of BusLogic being deemed to have been made to the knowledge of such Principal Shareholder), represent and warrant to Mylex that, except as disclosed in the corresponding section of the BusLogic Disclosure Schedule attached as Schedule B ("BusLogic Disclosure Schedule"):

     a. ORGANIZATION, CORPORATE POWER AND GOOD STANDING OF BUSLOGIC. BusLogic and each of its subsidiaries is a corporation duly organized, validly existing in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as now conducted and to own or lease its properties and other assets as now owned or leased. BusLogic and each of its subsidiaries is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its business or its ownership of property requires such qualification, except for such jurisdictions (individually and in the aggregate) with respect to which the failure to be so qualified and in good standing could not have a Material Adverse Effect.

     b.  CAPITAL STRUCTURE AND TITLE TO SHARES.

          i. The authorized capital stock of BusLogic consists of 15,000,000 shares of BusLogic Common Stock and 800,000 shares of BusLogic Preferred Stock. As of the date of this Agreement, 9,304,275 shares of BusLogic Common Stock are outstanding, 2,523,563 shares are reserved for issuance pursuant to the exercise of any BusLogic Stock Options, and 800,000 shares of BusLogic Preferred Stock are issued and outstanding. All outstanding shares of BusLogic Common Stock and BusLogic Preferred Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal, or right of rescission, and have been offered, issued, sold and delivered by BusLogic in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Each share of BusLogic Preferred Stock is convertible into one share of BusLogic Common Stock. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matter on which shareholders may vote ("Voting Debt") of BusLogic issued or outstanding.

          ii. Except as described in subsection (iii) below, there are no options, warrants, calls, rights, commitments or agreements of any character to which BusLogic or any of its subsidiaries is a party or by which any of them is bound, obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock or any Voting Debt or obligating any of them to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating the Surviving Corporation or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of any of them or obligating any of them to grant, extend or enter into any such option, warrant, call, right or agreement (assuming no such right has been granted by Mylex or any of its subsidiaries). There are no outstanding contractual obligations of BusLogic or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock.

          iii. Attached as Section 5.1(b)(1) of the BusLogic Disclosure Schedule ("Shareholders List") is an accurate and complete list of each of the shareholders of BusLogic Common Stock and BusLogic Preferred Stock, including the name and address of each such shareholder, each capacity (director, officer, employee or consultant), if any, in which each shareholder presently serves BusLogic (or has served BusLogic within the last six months), the number of shares of each class of BusLogic Capital Stock held by each shareholder, and the date (by month and year) on which such shares were issued and the nature and amount of consideration paid for such shares. Attached as Section 5.1(b)(2) of the BusLogic Disclosure Schedule ("Options List") is an accurate and complete list of each Person who has the right to acquire shares of BusLogic Common Stock from BusLogic pursuant to any option, warrant, call, right, commitment or agreement of any character, including, without limitation, BusLogic Options, including the name of each such Person, each capacity (director, officers, employee or consultant) in which such Person presently serves BusLogic (or served BusLogic at the time such right became effective), the number of shares of BusLogic Common Stock that such Person has the right to acquire (both at this time and ultimately with the passage of time) and the nature and amount of consideration payable to acquire such shares, the date (by month and year) on which the right to acquire such shares became effective, and the plan and/or agreement under which such right is memorialized.

          iv. Each of the Principal Shareholders hereby represents and warrants that (A) the description of the shares of BusLogic Capital Stock owned by it on the Shareholders List is accurate and complete, (B) it owns no other shares, and has no right to acquire shares, or BusLogic Capital Stock, whether directly or indirectly from BusLogic or any other person (except as may be described on Options List), (C) it has good and marketable title to such shares, free and clear of any Lien, (D) no Person has the right to acquire, or has any claim with respect to, any of such shares, and (E) it is the record and beneficial owner of such shares. BusLogic and each of the Principal Shareholders hereby represents and warrants that (A) the description of the outstanding shares of BusLogic Capital Stock owned by BusLogic shareholders other than the Principal Shareholders (the "Other Shareholders") on the Shareholders List is accurate and complete (with respect to the Principal Shareholders, to their knowledge),
(B) to its knowledge, each Other Shareholder owns no other shares, and has no right to acquire shares, of BusLogic Capital Stock, whether directly or indirectly, from BusLogic or any other Person (except as may be described on the Options List), (C) to its knowledge, each of the Other Shareholders has good and marketable title to such shares shown on the Shareholders List as being owned by it, free and clear of any Lien, (D) to its knowledge, no Person, other than BusLogic, has the right to acquire, or has any claim with respect to, any of such shares, and (E) to its knowledge, each of the Other Shareholders is the record and beneficial owner of the shares of BusLogic Capital Stock shown on the Shareholders List as being owned by it.

          v. BusLogic owns all of the outstanding shares of capital stock of each of its subsidiaries, free and clear of all Liens.

     c.  AUTHORITY.

          i. BusLogic has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions that this Agreement contemplates, subject to the approval and adoption of this Agreement and the transactions it contemplates by the shareholders of BusLogic. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BusLogic. This Agreement has been duly executed and delivered by BusLogic and constitutes a valid and legally binding obligation of BusLogic, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and of general principles of equity.

          ii. Each of the Principal Shareholders hereby represents and warrants that it has the requisite legal capacity to execute and deliver this Agreement, the Escrow Agreement, and, if applicable, the Non-Competition Agreement substantially in the applicable form attached hereto as part of Exhibit "D" ("Non-Competition Agreement") (collectively, the "Transaction Agreements") and to perform their respective obligations under, and consummate the transactions contemplated by, each of the Transaction Agreements. Each of the Principal Shareholders hereby represents and warrants that each of the Transaction Agreements to which it is a party constitutes the valid and legally binding obligations of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and of general principles of equity.

          iii.  The execution and delivery of each of the Transaction
Agreements does not, and the consummation of the transactions contemplated by each of the Transaction Agreements will not, (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a material benefit, under, or the imposition of a Lien on any assets of BusLogic or any of its subsidiaries pursuant to (any such violation, default, right of termination, cancellation or acceleration, loss or imposition, a "Violation"), any provision of the Articles of Incorporation or Bylaws of BusLogic or any of its subsidiaries; or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations, and filings referred to in paragraph (iv) below, result in any Violation with respect to any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, license, judgment, order, decree, statute, law, rule or regulation presently in effect and applicable to BusLogic, any of its subsidiaries or any of the Principal Shareholders or its or their respective properties or assets, which Violation could have (either individually or in the aggregate) a Material Adverse Effect or impair the ability of any Principal Shareholder to perform any of its obligations under any of the Transaction Agreements.

          iv. The execution and delivery of each of the Transaction Agreements, and the consummation of the transactions contemplated by each of the Transaction Agreements, by BusLogic or any of the Principal Shareholders will require no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any other Person, except for the filing of the Merger Filing Documents with the Secretary of State, the filing of the California Securities Application with the California Commission of Corporations and the obtaining of the related permit, the approval of the Merger by the shareholders of BusLogic, the filing with the California Franchise Tax Board of an application for a tax clearance certificate for the Merger Subsidiary and the obtaining of such certificate, and the filing by Mylex, as contemplated by
Section 3.2, of an S-8 Registration Statement with respect to the BusLogic stock plans with the SEC.

     d. COMPLIANCE WITH APPLICABLE LAWS. BusLogic and its subsidiaries hold all permits, licenses, variances, exemptions, order and approvals of all Governmental Entities that are material to the operation of the business of BusLogic and its subsidiaries and the failure of which to hold would have, individually or in the aggregate, a Material Adverse Effect (the "BusLogic Permits"). BusLogic and each of its subsidiaries is in compliance with the terms of all applicable BusLogic Permits, except where the failure so to comply could not have (either individually or in the aggregate) a Material Adverse Effect. The business of BusLogic and each of its subsidiaries has not been conducted and is not being conducted in violation of, and neither BusLogic nor any of its subsidiaries is or has been in violation of, any Applicable Laws, except any such violation which could not have (either individually or in the aggregate) a Material Adverse Effect. Neither BusLogic nor any of its subsidiaries has received any notice of any alleged violation of any Applicable Laws, a violation of which would have a Material Adverse Effect on BusLogic. No investigation by any Governmental Entity with respect to BusLogic or any of its subsidiaries is pending or, to the knowledge of BusLogic or any Principal Shareholder, threatened.

     e. LITIGATION. There is no suit, action, proceeding, order or investigation, at law or equity, (i) pending or, to the knowledge of BusLogic or any Principal Shareholder, overtly threatened against or affecting BusLogic or any of its subsidiaries or any of their respective properties or other assets, or (ii) pending or, to the knowledge of each Principal Shareholder, threatened against or affecting such Principal Shareholder or any of such Principal Shareholder's properties or other assets, the outcome of which could impair the ability of such Principal Shareholder to perform any of its obligations under any of the Transaction Agreements.

     f. FINANCIAL STATEMENTS. BusLogic has delivered to Mylex the balance sheets of BusLogic as at January 31, 1993, 1994 and 1995, and the related statements of income, retained earnings and changes in financial position for the years then ended, audited by Price Waterhouse L.L.P., independent certified public accountants, and the unaudited balance sheet of BusLogic as at October 31, 1995 (the "BusLogic Balance Sheet"), and the related unaudited statements of income for the nine month period then ended, prepared by the management of BusLogic (collectively, the "BusLogic Financial Statements"). Each of the BusLogic Financial Statements fairly presents the financial condition and results of operation of BusLogic as at the respective date and for the respective periods in accordance with generally accepted accounting principles consistently applied throughout the applicable period; provided, however, such financial statements as at, and for the period ended, October 31, 1995 are subject to normal recurring year end audit adjustments and do not include footnotes.

     g. TAXES. BusLogic has filed when due, or obtained an extension to file, all tax returns, reports and information in respect of taxes required to be filed by it or any of its subsidiaries, and has timely paid, or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns. All such returns, reports and other information with respect to any material tax liability of BusLogic are accurate and complete in all material respects. Neither BusLogic nor any of its subsidiaries has any liability for taxes in excess of the amounts paid or the reserves established by BusLogic. To the knowledge of BusLogic and each Principal Shareholder, no deficiencies for any material tax liability of BusLogic have been proposed, asserted or assessed against BusLogic or any of its subsidiaries, except such deficiencies as are fully reserved by BusLogic. There are no pending or, to the knowledge of BusLogic or any Principal Shareholder, threatened audits, investigations or claims in respect of taxes payable by BusLogic or any of its subsidiaries. None of the federal income tax returns of BusLogic has been examined by or settled with the United States Internal Revenue Service (the "IRS"), and no waiver extending the statute of limitations with respect to any such return has been requested or granted.

     h. CERTAIN AGREEMENTS. Neither BusLogic nor any of its subsidiaries is a party to any oral or written (i) partnership or joint venture agreement,
(ii) noncompetition or similar agreement that restricts BusLogic or any of its subsidiaries from engaging in any type of business, (iii) agreement with any executive officer or other employee of BusLogic or any of its subsidiaries, the benefits of which are contingent, or the terms of which will change materially, upon the occurrence of a transaction involving BusLogic of the nature of the transactions contemplated by this Agreement, (iv) agreement with respect to any executive officer of BusLogic or any of its subsidiaries providing any term of employment or compensation guaranty, or (v) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     i. SUBSIDIARIES. BusLogic has no subsidiaries other than as described in the BusLogic Disclosure Schedule, each of which is wholly-owned by BusLogic except as noted in such schedule. BusLogic does not have any other subsidiaries or any other interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

     j. ABSENCE OF CERTAIN CHANGES OR EVENTS. Neither BusLogic nor any of its subsidiaries has incurred any material liability required by generally accepted accounting principles to be included in the BusLogic Balance Sheet which is not included therein. Since the date of the BusLogic Balance Sheet, there has been no change, or, to the knowledge of BusLogic or any of the Principal Shareholders, any event involving prospective change, in the business, assets, condition (financial or otherwise) or results of operations of BusLogic or any of its subsidiaries that has had, or is reasonably likely to have, (either individually or in the aggregate) a Material Adverse Effect.

     k. SHAREHOLDER APPROVAL REQUIRED. The affirmative vote of the holders of the majority of the outstanding shares of BusLogic Common Stock and of BusLogic Preferred Stock entitled to vote is the only vote of the holders of any class or series of BusLogic capital stock necessary to approve this Agreement and the transactions it contemplates.

     l. BROKER'S AND FINDER'S FEES. Other than fees to be paid to legal and accounting advisors acting as such, neither BusLogic nor any of its subsidiaries, nor anyone acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or consultant or other Person in connection with the transactions contemplated by this Agreement, and, except as stated above, no Person is entitled to receive from BusLogic or any of its subsidiaries any such fee or commission.

     m. CORPORATE RECORDS; OTHER INFORMATION. The minute books of BusLogic and its subsidiaries made available to Mylex constitute complete and accurate, in all material respects, records of all meetings and actions taken by the Board of Directors, committees of the Board of Directors and the shareholders of BusLogic and each subsidiary. To the knowledge of BusLogic and the Principal Shareholders, all documents and other written information (other than any projections) as to existing facts relating to BusLogic and its subsidiaries, and their respective assets and liabilities, not otherwise covered by a representation and warranty in this Section 5.1, provided to Mylex by BusLogic, or its agents, in connection with this Agreement are accurate and complete in all material respects, except to the extent specifically supplemented or corrected before the date of this Agreement with additional documents or written information provided to Mylex.

     n.  BOOKS AND RECORDS.

          i.  The books, records and accounts of BusLogic and its subsidiaries
(A) are in all material respects accurate and complete, (B) have been maintained in accordance with good business practices on a basis consistent with prior years, (C) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of BusLogic and its subsidiaries, and (d) accurately and fairly reflect the basis for the BusLogic Financial Statements.

          ii. BusLogic has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(2) to maintain accountability for assets, and (C) the amount recorded for assets on the books and records of BusLogic and its subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     o.  LABOR AND EMPLOYMENT MATTERS.

          i. BusLogic and each of its subsidiaries is and has been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, a failure to be in compliance with which (either individually or in the aggregate) could have a Material Adverse Effect and is not engaged in and has not engaged in any unfair labor practice, the engagement in which (either individually or in the aggregate) could have a Material Adverse Effect.

          ii. Neither BusLogic nor any of its subsidiaries is delinquent or in arrears in payments to any of its officers, directors, employees or agents for any wages, salaries, commission, bonuses or other direct compensation for any services performed by them or benefits required to be provided or amounts required to be reimbursed to such officers, directors, employees or agents.

          iii. If the employment of any such officers, directors, employees or agents terminates for any reason, neither BusLogic, any of its subsidiaries, Mylex, Merger Subsidiary nor the Surviving Corporation will, pursuant to any agreement in effect, or by reason of any act or omission by BusLogic or any of its subsidiaries, before the Effective Time, be liable to any of such officers, directors, employees or agents for so-called "severance pay" or any other payments, benefits or damages.

          iv. There is no material controversy pending or, to the knowledge of BusLogic and each of the Principal Shareholders, threatened between BusLogic and any of its subsidiaries and any of their respective employees or consultants or former employees or consultants.

          v. Neither BusLogic nor any subsidiary (i) has ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has any material current labor disputes. BusLogic and each of its subsidiaries has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby or by any of the other Transaction Agreements will have a material adverse effect on such labor relations, and has no knowledge that any of its Key Employees intends to leave its employ.

          vi. Neither BusLogic nor any of its subsidiaries has any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the knowledge of BusLogic, no employee of BusLogic or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure statement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed thereby, or to use Proprietary Information of others, and the employment of such employees does not subject BusLogic or any subsidiary to any claim by any other Person.

          vii. A list of all employees, officers and consultants of BusLogic and its subsidiaries and their current compensation is set forth on Schedule 5.1(o)(vii) of the BusLogic Disclosure Schedule. Such list also describes any vested benefits, including, without limitation, vacation or sick pay, which each Person on such list is entitled to receive from BusLogic.

     p.  EMPLOYEE BENEFIT PLANS.

          i. Section 5.1(p) of the BusLogic Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a BusLogic Employee Plan (as defined in 5.1(p)(ii), (B) is entered into, maintained or contributed to, as the case may be, by BusLogic or any subsidiary and (C) covers any employee or former employee of BusLogic or any subsidiary. Such contracts, plans and arrangements as are described in this Section are herein referred to collectively as the "BusLogic Benefit Arrangements." Each BusLogic Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all Applicable Laws. BusLogic has made available or delivered to Mylex an accurate and complete copy or description of each BusLogic Benefit Arrangement.

          ii. With respect to all employees and former employees of BusLogic or any subsidiary, neither BusLogic nor any subsidiary presently maintains, contributes to or has any liability (including current or potential multi-employer plan withdrawal liability) under any (A) non-qualified deferred compensation or retirement plan or arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA, (B) qualified defined contribution retirement plan or arrangement that is an employee pension benefit plan, (C) qualified defined benefit pension plan or arrangement that is an employee pension benefit plan, (D) "multi-employer plan" as defined in Section 3(37) of ERISA, (E) unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, or (F) any other employee welfare benefit plan (collectively, the "BusLogic Employee Plans").

          iii. With respect to each of the BusLogic Employee Plans listed in the BusLogic Disclosure Schedule, BusLogic has furnished to Mylex accurate and complete copies of (A) the plan documents, (B) the most recent determination letter received from the Internal Revenue Service, (C) the latest actuarial valuation, (D) the latest financial statement, (E) the last Form 5500 Annual Report, and (F) all related trust agreements, insurance contracts or other funding agreements that implement the plan. Neither BusLogic nor any subsidiary, nor any of their respective directors, officers, employees or any other "fiduciary," as defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any such plan.

          iv. All insurance contracts or funding agreements that implement any of the employee benefit plans listed in the BusLogic Disclosure Schedule are fully insured or reserved in amounts sufficient to pay all claims incurred.

          v. There has been no amendment to, written interpretation or announcement (whether or not written) by BusLogic or any subsidiary relating to, or change in employee participation or coverage under, any BusLogic Employee Plan or BusLogic Benefit Arrangement that would increase materially the expense of maintaining such BusLogic Employee Plan or BusLogic Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended January 31, 1995.

          vi. No benefit payable or which may become payable by BusLogic or any subsidiary pursuant to any BusLogic Employee Plan or any BusLogic Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

     q. INSURANCE. BusLogic and each of its subsidiaries maintains the insurance listed in the BusLogic Disclosure Schedule. The BusLogic Disclosure Schedule describes all such insurance coverage, including, without limitation, by nature and amount of coverage, term, insurer, premium, deductible and non-standard exclusions. All policies of insurance and fidelity or surety bonds insuring BusLogic or any of its subsidiaries, or their business, assets, employees, officers or directors, are in full force and effect. BusLogic and each of its subsidiaries is in compliance, in all material respects, with the terms of such policies and instruments. As of the date of this Agreement, there are no claims by BusLogic or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither BusLogic nor any subsidiary has been refused any insurance relating to its business, nor has any insurance carrier to which BusLogic or any subsidiary has applied for insurance during the last three years limited any coverage relating to their respective businesses.

     r.  CONTRACTS.

        i. The BusLogic Disclosure Schedule contains a complete and correct list of all agreements, contracts and commitments of the following types, written or oral, to which BusLogic or any subsidiary is a party on the date of this Agreement and which is in effect on the date of this Agreement or, pursuant to its terms, may be in effect in the future:

               (A) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating in any way to the borrowing of money or extension of credit (other than with respect to normal payment terms for trade debt incurred in the ordinary course of its business);

               (B)  employment, consulting or agency agreements;

               (C) collective bargaining agreements or contracts with any labor union;

               (D) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, severance or other plans, trusts or funds for the benefit of employees (whether or not legally binding and to the extent not included in Section 5.1(p)(i) and (ii) of the BusLogic Disclosure Schedule);

               (E) sales, agency, dealer, manufacturer's representative or distributorship agreements;

               (F) agreements, orders or commitments for the purchase by BusLogic of raw materials, supplies or finished products exceeding or which may exceed $30,000 in any consecutive 12-month period;

               (G) agreements, orders or commitments for the sale by BusLogic of its products exceeding or which may exceed $30,000 in any consecutive 12-month period;

               (H) licenses of patent, copyright, trademark or other rights relating to any Intellectual Property and Proprietary Information, whether as a licensor or licensee (other than standard "shrink-wrap", end-user license agreements to which BusLogic is a party, provided that any form of license agreement under which Buslogic is the licensor shall be included in the BusLogic Disclosure Schedule);

               (I) leases of real or personal property requiring annual rental payments of more than $30,000;

               (J) contracts containing covenants purporting to limit BusLogic's or any of its subsidiaries' freedom to compete in any type of business in any geographic area;

               (K)  brokerage or finder's agreements;

               (L) partnership or joint venture agreements or arrangements or any other agreements that involve the sharing of profits with other persons;

               (M) any agreement with any of its officers, directors or shareholders or their respective affiliates or relatives or any entity in which any of such Persons has an economic interest or equity participation; or

               (N) other agreements, contracts and commitments that involve or may involve payments or receipts of more than $30,000 in any consecutive 12-month period or otherwise are material to BusLogic or any of its subsidiaries.

BusLogic has delivered or made available to Mylex accurate and complete copies of all material written agreements, contracts and commitments, together with all amendments, and accurate descriptions of all material oral agreements, listed in
Section 5.1(r) of the BusLogic Disclosure Schedule. All such agreements, contracts and commitments are in full force and effect and there are no events or conditions that, after notice or lapse of time or both, would constitute a default thereunder by BusLogic or any of its subsidiaries. To the knowledge of BusLogic and each of the Principal Shareholders, no such agreement, contract or commitment has been breached or cancelled by the other party thereto. Neither BusLogic nor any Principal Shareholder has any knowledge of any expected breach or cancellation by any other party of any such agreement, contract or commitment. Since the date of the BusLogic Balance Sheet, to the knowledge of BusLogic and each of the Principal Shareholders, no customer or supplier of BusLogic or any of its subsidiaries has indicated that it will stop or decrease its business with BusLogic or any subsidiary. BusLogic and its subsidiaries have performed, in all material respects, all obligations that any of such agreements, contracts or commitments require them to perform and has not received any claim of default under any of such agreements, contracts or commitments. Neither BusLogic nor any subsidiary has any knowledge or present expectation that it is unlikely, in the future, to be able to perform any of its material obligations under any such agreement, contract or commitment. Neither BusLogic nor any subsidiary has any material liability for renegotiation of government contracts or subcontracts, if any.

     s.  PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS.

          i. Section 5.1(s) of the BusLogic Disclosure Schedule sets forth an accurate and complete list of all the following intellectual property rights belonging to BusLogic or its subsidiaries ("Intellectual Property"):

               (A) all patents and patent applications owned or filed by BusLogic or any subsidiary, and any amendment thereto, including in each case the country of filing, filing number, date of issue, expiration date and title;

               (B) all registered trademarks and trademark applications owned or filed by BusLogic or any subsidiary, and any amendment thereto, including in each case the country of filing, filing number, date of issue and expiration date;

               (C) all registered copyrights owned or filed by BusLogic or any subsidiary and any amendment thereto, including in each case the country of filing, filing number, date of issue and expiration date;

               (D) all other trademarks, service marks, trade names and copyrights and all computer software and trade secrets owned by BusLogic or any subsidiary the inability of which to use could have a Material Adverse Effect;

               (E) all license or purchase agreements pursuant to which BusLogic or any subsidiary acquired rights to any intellectual property (other than standard "shrink-wrap", end-user license agreements) and all agreements, oral or written, pursuant to which BusLogic or any subsidiary must pay royalties or other sums to any Person with respect to any intellectual property (other than off-the-shelf, commercially available software used in the ordinary course of BusLogic's business), and any amendment thereto, and


               (F) all license agreements, oral or written, pursuant to which BusLogic or any subsidiary has granted any Person any rights with respect to any of its intellectual property (other than standard "shrink-wrap", end-user license agreements) and all agreements, oral or written, pursuant to which BusLogic or any subsidiary is entitled to receive royalties or other sums from any Person with respect to any intellectual property (other than such "shrink-wrap" licenses), and any amendment thereto.

          ii. BusLogic has made available or delivered to Mylex and its counsel accurate and complete copies of all patents, applications and agreements referred to in Section 5.1(s)(i). The patents and patent applications and registered copyrights and trademarks and applications therefor listed in the BusLogic Disclosure Schedule have been duly registered with, filed in or issued by, as the case may be, each appropriate Governmental Entity. To the extent any ownership of the Intellectual Property has been registered, BusLogic also is the registered owner, in each case free and clear of all licenses or Liens.

          iii. BusLogic and each subsidiary owns, or possesses adequate rights to use, all the Intellectual Property and all inventions, processes, designs, formulae, techniques, trade secrets, know-how, proprietary processes and formulae, masks and related rights, confidential information, customer lists and other proprietary rights, including, without limitation, bills of material, test plans, production drawings and method and operation sheets, all source and object codes, algorithms, architecture, structure, display screens, layouts, development tools, procedures, tests and standards, together with all manufacturing prototypes, blueprints, specifications, drawings, photomasters, documasters, engineering data, and all recorded knowledge, documentation and media constituting, describing, relating to or evidencing the same (collectively, the "Proprietary Information") necessary for or material to the conduct of their respective businesses, with no known conflict with or infringement of the rights of any other Person, and free and clear of all Liens. The operation of BusLogic's business and the business of each subsidiary does not infringe, violate or misappropriate any patent, trademark, trade secret, copyright or other intellectual property rights of any Person. BusLogic and each subsidiary is in full compliance, in all material respects, with all agreements pursuant to which each may have acquired, by license or otherwise, any Intellectual Property or Proprietary Information.

          iv. BusLogic has taken reasonable steps necessary to preserve the confidential nature of all Proprietary Information. Each of the employees and consultants of BusLogic and its subsidiaries and any other Persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any trade secrets or other intellectual property rights of BusLogic, or who have knowledge of or access to information relating to such intellectual property rights, have executed confidentiality agreements and assignments of intellectual property, in forms provided to Mylex, which, among other provisions, put the other party to such agreement on notice that the Proprietary Information is proprietary to BusLogic and not to be divulged or misused. To the knowledge of BusLogic and each Principal Shareholder, the Proprietary Information has not been used, divulged, or appropriated by, or for the benefit of, any past or present employees or consultants of BusLogic or any of its subsidiaries or other Persons or to the detriment of BusLogic or any of its subsidiary.

          v. To the knowledge of BusLogic and each Principal Shareholder, no third party is infringing upon any of the Intellectual Property or Proprietary Information, no claim exists that any of the Intellectual Property or Proprietary Information is not valid or enforceable or infringes any intellectual property rights of any other Person, and none of the Intellectual Property or Proprietary Information is subject to any outstanding order, ruling, decree, judgment or stipulation by any Governmental Authority.

          vi. To the knowledge of BusLogic and each Principal Shareholder, neither BusLogic nor any subsidiary has, by action or omission, waived any of its rights respecting any Intellectual Property or Proprietary Information. BusLogic has the right to use, free and clear of any royalties, claims or rights of others, all Intellectual Property and Proprietary Information, other than the Intellectual Property described in Section 5.1(s)(i)(E) and Intellectual Property licensed by BusLogic subject to a standard "shrink-wrap", end-user license agreement.

          vii. No licenses, sublicenses or other agreements relating to the Intellectual Property or Proprietary Information would limit or restrict, in any material respect, the rights of the Surviving Corporation to operate the business conducted by BusLogic and its subsidiaries before the Closing Date or grant to any Person any rights in any Intellectual Property or Proprietary Information.

          viii. The rights of BusLogic and its subsidiaries with respect to all Intellectual Property is valid and enforceable, and BusLogic and each subsidiary has the exclusive right to manufacture, market, license, sell or otherwise use all Intellectual Property and Proprietary Information (other than as excepted in Section 5.1(s)(vi)) in connection with their respective businesses. There are no oppositions, cancellations or other similar proceedings pending or, to the knowledge of BusLogic and each of the Principal Stockholders, threatened with respect to any pending patent applications or copyright or trade mark registrations of BusLogic or any of its subsidiaries.

          ix. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or impair the right of BusLogic or the Surviving Corporation to use, sell or license any Intellectual Property or portion thereof. Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by BusLogic or any of its subsidiaries or currently under development by BusLogic or any of its subsidiaries violates any license, contract or agreement between BusLogic or any of its subsidiaries and any third party or infringes any intellectual property right of any other party.

     t.  ENVIRONMENTAL CONDITION AND GOVERNMENTAL AUTHORIZATIONS.

          i. All Premises are free from contamination from any Hazardous Materials that have caused or could cause Environmental Damages. Neither BusLogic, any of its subsidiaries nor any other Person previously involved in operations at any Premises caused or incurred any Environmental Damages with respect to the Premises.

          ii. Neither BusLogic, any of its subsidiaries nor any prior owner or occupant of the Premises has received notice of any alleged violation of Environmental Requirements or notice of any alleged liability for Environmental Damages with respect to the Premises. There exists no writ, injunction, decree, order or judgment outstanding, nor any claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation, pending or, to the knowledge of BusLogic, threatened, relating to the ownership, use, maintenance or operation of the Premises by any Person, any alleged violation of Environmental Requirements respecting the Premises, or the suspected presence of any Hazardous Materials on the Premises, nor does there exist any basis, for such claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation.

          iii. There is not constructed, generated, manufactured, placed, deposited, stored, disposed of or located on any Premises any Hazardous Materials, or any transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing polychlorinated biphenyls, or any asbestos.

     u. REAL ESTATE. Section 5.1(u) of the BusLogic Disclosure Schedule sets forth a list and summary description of (i) all real property owned by BusLogic and each of its subsidiaries and all buildings and other structures located on such real property; (ii) all leases, subleases or other agreements under which BusLogic or any of its subsidiaries is lessor or lessee of any real property;
(iii) all options held by BusLogic
or any subsidiary or contractual obligations on any of their parts to purchase or acquire any interest in real property; and (iv) all options granted by BusLogic or any of its subsidiaries or contractual obligations on any of their parts to sell or dispose of any interest in real property. BusLogic is the owner of record, lessee under the leases or holder of the options, as appropriate, of each of the items described in Section 5.1(u) of the BusLogic Disclosure Schedule. All leases, subleases and other agreements with respect to such real property are in full force and effect and neither BusLogic nor any subsidiary has received any notice of any default thereunder. BusLogic has good and marketable title to all real property owned by BusLogic and its subsidiaries and all buildings and other structures located on such real property, free and clear of all Liens, except statutory liens securing payments not yet due. The leasehold interests of BusLogic and its subsidiaries are subject to no Liens and enjoy a right of quiet possession as against any Lien on the property. Each of the options described in Section 5.1(u) of the BusLogic Disclosure Schedule is in full force and effect and subject to no Lien. Except as separately identified in Section 5.1(u) of the BusLogic Disclosure Schedule, no approval or consent of any person is needed in order that the leases, options or other agreements described in Section 5.1(u) of the BusLogic Disclosure Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither such real property nor any current use of such real property materially violates any local zoning or similar land use laws or other governmental regulations. To the knowledge of BusLogic and each of the Principal Shareholders, no current use of any of the properties or assets of BusLogic or any of its subsidiaries depends on a nonconforming use or other permit, the absence of which would materially limit the use of such properties or assets as now being used. There do not exist any unsafe conditions on, material defects in or need for material (either individually or in the aggregate) repairs to, any real property, buildings, or improvements owned or occupied by BusLogic or any of its subsidiaries.

     v. TANGIBLE PROPERTY. Section 5.1(v) of the BusLogic Disclosure Schedule sets forth all interests owned or claimed by BusLogic or any subsidiary (including, without limitation, all options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, and other tangible property that is material to their respective businesses ("Tangible Property"). To the knowledge of BusLogic and each of the Principal Shareholders, (i) all material leases, conditional sale contracts, franchises or licenses pursuant to which BusLogic or any of its subsidiaries may hold or use any interest owned or claimed by BusLogic or any of its subsidiaries (including, without limitation, all options) in or to Tangible Property are in full force and effect and, with respect to the performance of BusLogic or any subsidiary thereunder, there is no default or event of default or event which, with notice or lapse of time or both, would constitute a default, and (ii) all Tangible Property is in good operating condition and repair. During the past three years, there has been no significant interruption of the operations of BusLogic or any subsidiary due to inadequate maintenance of any Tangible Property. All leases of personal property to which BusLogic or any of its subsidiaries is a party are fully effective and afford BusLogic or the subsidiary peaceful and undisturbed possession of the subject matter of the lease so long as it is not in default thereunder.

     w. INVENTORIES. The Inventory recorded on, and the Inventory created or purchased since the date of, the BusLogic Balance Sheet, in excess of applicable reserves, consists of a quantity and quality usable and salable in the ordinary course of business of BusLogic and its subsidiaries, is not excessive or obsolete, as determined by generally accepted accounting principles, and is not damaged or defective, in any material respects, and meets, in all material respects, all applicable specifications therefor disseminated by BusLogic.

     x. ACCOUNTS RECEIVABLE. The Accounts Receivable reflected on the BusLogic Balance Sheet (except those collected since such date) and such additional Accounts Receivable as are reflected on the books of BusLogic are good and collectible except to the extent of any reserves on the BusLogic Balance Sheet, as subsequently modified consistent with past practices. All such Accounts Receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by BusLogic or any of its subsidiaries.

     y. SUPPLIERS AND CUSTOMERS. Section 5.1(y) of the BusLogic Disclosure Schedule sets forth BusLogic's 20 largest suppliers and 20 largest customers (in each case by dollar volume) in 1994 and its

20 largest suppliers and 20 largest customers (in each case by dollar volume) in 1995. BusLogic has no material disputes with any of its respective suppliers or customers. No supplier or customer of BusLogic, a loss of which could have a Material Adverse Effect or which is included on such schedule, has cancelled or terminated, or, to the knowledge of BusLogic and each of its Principal Shareholders, overtly threatened to cancel or terminate, its relationship with BusLogic or has during 1995 decreased materially, or, to the knowledge of BusLogic and each of its Principal Shareholders, threatened to decrease or limit materially, its services, supplies or materials to BusLogic or any of its subsidiaries or its usage or purchase of the Products or services of BusLogic or any of its subsidiaries, as the case may be. Neither BusLogic nor any Principal Shareholder has any knowledge that any such supplier or customer intends to cancel or otherwise modify its relationship with BusLogic or any of its subsidiaries or to decrease materially or limit its services, supplies or materials to BusLogic or any of its subsidiaries or its usage or purchase of the Products or services of BusLogic or any of its subsidiaries, as the case may be. The consummation of the transactions contemplated by this Agreement will not, to the knowledge of BusLogic or any Principal Shareholder, based on oral or written comments of any of its suppliers or customers, adversely affect the relationship of BusLogic with any such supplier or customer.

     z.  PRODUCTS; WARRANTY POLICIES.

          i. No Product Liability claims have been made to or, to the knowledge of BusLogic or any of the Principal Shareholders, threatened against Buslogic or any of its subsidiaries relating to any Products designed, manufactured or distributed by BusLogic or any of its subsidiaries, and there is no legitimate basis for any such claim known to Buslogic or any Principal Shareholder.

          ii. The Products (A) are, and at all times have been, manufactured, sold and marketed in compliance in all material respects with all Applicable Laws; and (B) are, and at all times have been, fit for the ordinary purposes for which they were intended and (C) conform in all material respects to any specifications, promises or affirmations of fact made or agreed to in writing by Buslogic or any of its subsidiaries, or with the authorization or consent of BusLogic or any of its subsidiaries, on the Product's container or label or in connection with its sale.

          iii. Buslogic has obtained and maintains all consents, approvals and clearances necessary in order to market the Products in all geographic areas in which they are marketed, the failure of any of which to obtain or maintain could have a Material Adverse Effect.

          iv. To the knowledge of BusLogic and each of the Principal Shareholders, there are no latent or patent design, manufacturing or other defects with respect to any Products and no basis for any Governmental Entity to order a recall of any Products. All Products contain adequate warnings, presented in a reasonably prominent manner, in accordance with Applicable Laws and current industry practice, with respect to their contents and use. There are no statements, citations or decisions by any Governmental Entity that any Product is defective or fails to meet any standards promulgated by any such Governmental Entity. No Governmental Entity has ordered the recall of any Products.

          v. Schedule 5.1(z) of the BusLogic Disclosure Schedule sets forth all of the express product warranty, repair and replacement policies and obligations, formal and informal, of Buslogic and its subsidiaries relating to the Products manufactured or sold since January 1, 1991.

     aa. CERTAIN TRANSACTIONS AND AGREEMENTS. To the knowledge of BusLogic and each of its Principal Shareholders, no officer or director of BusLogic or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such Person has had, either directly or indirectly, a material interest in: (i) any Person which purchases or licenses from, or sells, licenses or furnishes to, BusLogic or any subsidiary any goods, property, technology or intellectual or other property rights or services; or
(ii) any contract or agreement to which BusLogic or any subsidiary is a party or by which it may be bound or affected in any material respect. To the knowledge of BusLogic and each of its Principal Shareholders, none of the officers of BusLogic or any subsidiary, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with BusLogic (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of such officers or directors, or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with BusLogic or any subsidiary, except for normal compensation for services as an officer, director or employee thereof. None of such officers or directors or family members has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of BusLogic or any subsidiary, whether existing or contemplated by BusLogic, except for the normal rights of a shareholder.

     ab. COMPLETE DISCLOSURE. Neither this Agreement, nor any of the certificates or documents required to be delivered by BusLogic to Mylex under this Agreement as a condition to closing (other than any projections), taken together, contains a statement of a material fact that is untrue, in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

     Section 5.2 REPRESENTATIONS AND WARRANTIES OF MYLEX. Mylex represents and warrants to BusLogic and the Principal Shareholders that, except as disclosed in the corresponding section of the Mylex Disclosure Schedule attached hereto as Schedule D ("Mylex Disclosure Schedule"):

     a. ORGANIZATION, CORPORATE POWER AND GOOD STANDING. Mylex and each of its subsidiaries, including Merger Subsidiary, is a corporation duly organized, validly existing in good standing under the laws of the State of Florida or California and has the corporate power and authority to carry on its business, as now conducted, and to own or lease its properties and other assets as now owned or leased.

     b.  CAPITAL STRUCTURE.

          i. As of the date of this Agreement, the authorized capital stock of Mylex consists of 25,000,000 shares of Common Stock (the "Mylex Common Stock"). As of December 12, 1995, 17,173,608 shares of Mylex Common Stock are outstanding and 2,159,917 shares of Mylex Common Stock are reserved for issuance upon the exercise of outstanding stock options granted under its stock option plans (collectively, the "Mylex Stock Plans"). All outstanding shares of Mylex Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights or rights of first refusal. As of the date hereof, no Voting Debt of Mylex has been issued or is outstanding.

          ii. As of the date of this Agreement, the authorized capital stock of Merger Subsidiary consists of 10,000 shares of Common Stock, all of which are issued and outstanding and owned by Mylex.

          iii. As of the date of this Agreement, except for this Agreement and the Mylex Stock Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which Mylex is a party or by which it is bound, obligating Mylex to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Mylex or obligating Mylex to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of December 12, 1995, options to acquire an aggregate of 2,159,917 shares of Mylex Common Stock are outstanding, with options covering an aggregate of 705,487 of such shares being vested. As of the date hereof, there are no outstanding contractual obligations of Mylex to repurchase, redeem or otherwise acquire any shares of capital stock of Mylex.

          iv. Mylex owns all of the outstanding shares of capital stock of each of its subsidiaries.

     c.  AUTHORITY.

          i. Mylex and Merger Subsidiary each have all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of and the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements have been duly authorized by all necessary corporate action on the part of Mylex and Merger Subsidiary. This Agreement has been duly executed and delivered by Mylex and Merger Subsidiary, the other Transaction Agreements, upon being executed and delivered at the Closing, will be duly executed and delivered by Mylex and Merger Subsidiary, and each of the Transaction Documents, when so executed and delivered, will constitute a valid and binding obligation of Mylex and Merger Subsidiary, as the case may be, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and of general principles of equity.

          ii. The execution and delivery of this Agreement and the other Transaction Agreements does not, and the consummation of the transactions contemplated hereby and thereby will not, (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets of Mylex or Merger Subsidiary pursuant to, any provision of their respective Articles of Incorporation or Bylaws, or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations, and filings referred to in paragraph (iii) below, result in any Violation with respect to any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, license, judgment, order, decree, statute, law, rule or regulation presently in effect and applicable to Mylex, Merger Subsidiary, or their respective properties or assets that would have a material adverse effect on Mylex or impair the ability of Mylex to perform its obligations under any of the Transaction Documents.

          iii. The execution and delivery of this Agreement and the other Transaction Agreements by Mylex or Merger Subsidiary, and the consummation of the transactions contemplated by the Agreement and the other Transaction Agreements, will require no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person except for (A) the filing of the Merger Filing Documents with the Secretary of State, and (B) the filing with the California Commissioner of Corporations of a permit application pursuant to Section 25121 of the California GCL ("California Securities Permit") with respect to the issuance of Mylex Common Stock in the Merger.

     d. COMPLIANCE WITH APPLICABLE LAWS. Mylex and its subsidiaries holds all permits, licenses, variances, exemptions, order and approvals of all Governmental Entities which are material to the operation of the business of Mylex and its subsidiaries and the failure of which to hold would have, individually or in the aggregate, a material adverse effect on Mylex (the "Mylex Permits"). Mylex and each of its subsidiaries is in compliance with the terms of all applicable Mylex Permits, except where the failure so to comply would not have a material adverse effect on Mylex. The business of Mylex and its subsidiaries is not being conducted in violation of, and neither Mylex nor any of its subsidiaries is in violation of, any Applicable Law, except any such violation which, individually or in the aggregate, would not have a material adverse effect on Mylex. As of the date of this Agreement, neither Mylex nor any of its subsidiaries has received any notice of any alleged violation of any Applicable Laws, a violation of which would have a material adverse effect on Mylex. No investigation by any Governmental Entity with respect to Mylex or any of its subsidiaries is pending or, to the knowledge of Mylex, is threatened as of the date of this Agreement.

     e. LITIGATION. As of the date of this Agreement, there is no suit, action, proceeding, order or investigation, at law or equity pending or, to the knowledge of Mylex, overtly threatened against or affecting Mylex or any of its subsidiaries, the outcome of which could have a material adverse effect on Mylex.

     f. FINANCIAL STATEMENTS. Mylex has delivered to BusLogic the balance sheet of Mylex as at December 31, 1994, and the related statements of income, retained earnings and changes in financial position for the year then ended, audited by KPMG Peat Marwick LLP, independent certified public accountants, and the unaudited balance sheet of Mylex as at September 30, 1995 (the "Mylex Balance

Sheet"), and the related unaudited statement of income for the period then ended, prepared by the management of Mylex (collectively, the "Mylex Financial Statements"). Each of the Mylex Financial Statements fairly presents the financial condition and results of operation of Mylex as at the respective date and for the respective periods in accordance with generally accepted accounting principles consistently applied throughout the applicable periods; provided, however, such financial statements as at, and for the period ended, September 30, 1995 are subject to normal recurring year end audit adjustments and do not include footnotes.

     g. TAXES. Mylex has timely filed when due, or obtained an extension to file, all tax returns, reports and information in respect of taxes required to be filed by it or any of its subsidiaries, and has timely paid, or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, in each case where the failure to do so would have a material adverse effect on Mylex. All such returns, reports and other information with respect to any material tax liability of Mylex are accurate and complete in all material respects. Mylex has no material liability for taxes in excess of the amounts paid or the reserves established by it. To the knowledge of Mylex, no deficiencies with respect to any material tax liability of Mylex have been proposed, asserted or assessed against Mylex, except such deficiencies as are adequately reserved by Mylex. There are no pending or, to the knowledge of Mylex, threatened audits, investigations or claims in respect of taxes payable by Mylex or any of its subsidiaries. None of the federal income tax returns of Mylex has been examined by or settled with the IRS, and no waiver extending the statute of limitations has been requested or granted with respect thereto.

     h. BROKER'S AND FINDER'S FEES. Other than fees to be paid to legal and accounting advisors acting as such and to Needham & Company, neither Mylex nor any of its subsidiaries, nor anyone acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or financial consultant or other person in connection with the transactions contemplated by this Agreement and, except as stated above, no Person is entitled to receive from Mylex or Merger Subsidiary any such fee or commission.

     i. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Mylex Balance Sheet, there has been no change, or, to the knowledge of Mylex, any event involving prospective change, in the business, assets, condition (financial or otherwise) or results of operations of Mylex or any of its subsidiaries that has had, or is reasonably likely to have, (either individually or in the aggregate) a material adverse change in the business, assets, condition (financial or otherwise) or results of operations of Mylex.

     j. NO SHAREHOLDER VOTE. Neither the Merger nor any of the other transactions contemplated by this Agreement or any of the other Transaction Agreements requires the approval of the shareholders of Mylex.

     k. SECURITIES LAW FILINGS. Mylex has provided to BusLogic a copy of Mylex's annual report on Form 10-K for the year ended December 31, 1994 and its quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995 (collectively, the "Periodic Reports"), and its Prospectus, dated September 20, 1995 (the "Prospectus"). Neither any of the Periodic Reports nor the Prospectus, at the time it was filed, contained a statement of a material fact that was untrue, in any material respect, or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading.

     l. COMPLETE DISCLOSURE. Neither this Agreement, nor any of the certificates or documents required to be delivered by Mylex to BusLogic under this Agreement as a condition to closing (other than any projections), taken together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

     Section 5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of BusLogic, or its Principal Shareholders, or Mylex to fully investigate the affairs of the other party, and any knowledge of facts determined or determinable by any of such parties pursuant to such investigation or right of investigation, BusLogic and its Principal Shareholders and Mylex each has the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. All such representations, warranties, covenants, and agreements shall survive the execution and delivery of this Agreement and the Closing and, except as otherwise specifically provided in this Agreement, shall remain in effect after the Closing until one year after the Effective Date, but shall terminate if the Closing does not occur.


                      ARTICLE VI. COVENANTS OF THE PARTIES

     Section 6.1 CONDUCT OF BUSINESS PENDING THE MERGER. Each of Mylex and BusLogic, as applicable, agrees on its own behalf and on behalf of its subsidiaries that, during the period from the date of this Agreement and continuing until the Effective Time:

     a. The business of BusLogic and its subsidiaries shall be conducted only in the ordinary and usual course of its business and consistent with past practices.

     b.  Neither BusLogic nor any of its subsidiaries shall:

          i. sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries;

          ii.  amend its Articles of Incorporation or Bylaws;

          iii. split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries; or

          iv. authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver, or agree or commit to issue, sell, pledge, or deliver, any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except the issuance of BusLogic Common Stock upon the exercise of the presently outstanding options under the BusLogic Stock Option Plan or the grant of additional options under the BusLogic Stock Option Plan covering not in excess of 50,000 shares, in the aggregate, of BusLogic Common Stock (none of which are exercisable prior to the Effective Time); or

          v. merge or consolidate with, or acquire, any entity or the securities of any entity.

     c.   Neither BusLogic nor any of its subsidiaries shall:

          i. acquire, sell, dispose of or otherwise transfer, lease, license, mortgage, pledge or encumber any fixed or other assets material to it, other than Inventory and then only in the ordinary and usual course of its business and consistent with past practices;

          ii. incur, assume or prepay any liability or obligation material to it other than in the ordinary and usual course of its business and consistent with past practices or modify or amend any existing contract, agreement, commitment or arrangement with respect thereto;

          iii. incur, assume or prepay any indebtedness or issue any debt securities or modify or amend any existing contract, agreement, commitment or arrangement with respect thereto;

          iv. assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than a wholly-owned subsidiary), except for the endorsement of checks and other negotiable instruments in the ordinary and usual course of its business and consistent with past practices;

          v. enter into, extend or renew any real property lease or modify or amend any existing real property lease;

          vi. modify or amend any of its other contracts, agreements, licenses, commitments or arrangements other than in the ordinary and usual course of its business and consistent with past practices and then only to the extent such contracts, agreements, licenses, commitments or arrangements are not material to it;

          vii. make any loans, advances or capital contributions to, or investments in, any other Person, other than to its subsidiaries in the ordinary and usual course of its business and consistent with past practices and other than advances for travel and business expenses which are incurred in the ordinary and usual course of its business consistent with past practices;

          viii. fail to maintain insurance presently in place or modify the nature or amount of the coverages under such insurance;

          ix. enter into any transaction not in the ordinary and usual course of its business, other than a proposed agreement with Hewlett Packard described in the BusLogic Disclosure Schedule;

          x.  change any of its accounting methods or practices;

          xi. fail to maintain its equipment and other tangible assets in good working condition and repair pursuant to the standards it has maintained prior to the Effective Date, subject only to ordinary wear and tear;

          xii. waive or release any material right or claim except in the ordinary and usual course of its business and consistent with past practices;

          xiii. license any of its intellectual property rights except in the ordinary and usual course of its business and consistent with past practices; or

          xiv. enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     d. BusLogic shall use its best efforts to preserve intact the business organization of BusLogic and each of its subsidiaries and to keep available the services of all present officers and Key Employees. BusLogic will use its best efforts to carry on and preserve its business and the business of its subsidiaries and its and their relationships with customers, suppliers and others in substantially the same manner as it has prior to the date hereof. If BusLogic becomes aware of a material deterioration in its relationship with any such customer, supplier or Key Employee, it will promptly bring such information to the attention of Mylex in writing and, if requested by Mylex, will exert its best efforts to restore the relationship.

     e. BusLogic shall not take any action that would render, or be reasonably expected to render, untrue or inaccurate any representation or warranty made in this Agreement.

     f. Each of BusLogic and Mylex, and their respective subsidiaries, shall not knowingly take any action, or knowingly omit to take any action, (i) to jeopardize the treatment of the transactions contemplated by this Agreement as a pooling of interests for accounting purposes, or (ii) to jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     Section 6.2 COMPENSATION PLANS. During the period from the date of this Agreement and continuing until the Effective Time, neither BusLogic nor any of its subsidiaries will, without the prior written consent of Mylex (except as required by applicable law or pursuant to existing contractual arrangements or other plans or commitments disclosed to Mylex in writing under this Agreement):
(a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option (except as provided in Section 6.1(b)(iv)), pension, retirement, deferred compensation, employment, severance, termination or other employee benefit, welfare or insurance plan, agreement, trust, fund or other arrangement with any of its officers, directors or employees (collectively, the "Compensation Plans"), (b) grant or become obligated to grant any increase in the compensation or fringe benefits of its directors, officers or employees (including any such increase pursuant to any Compensation Plan), except, with respect to employees other than officers and Key Employees, for increases in compensation in the ordinary and usual course of its business and consistent with past practices;
(c) enter into or amend any employment, consulting or similar agreement or arrangement with any of its directors, officers, employees or consultants,
(d) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any of its directors, officers or employees of compensation or benefits contingent, or materially alter the terms of such contract, agreement, commitment or arrangement in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement or any of the other Transaction Agreements, or (e) pay any bonus or other similar remuneration to any of its directors, officers or employees exceeding approximately $305,000 in the aggregate.

     Section 6.3  LEGAL CONDITIONS TO MERGER.  Mylex and BusLogic shall
(a) take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement and the other Transactions Agreements, subject to the appropriate vote or consent of shareholders, and (b) obtain (and cooperate with the other party in it obtaining) any other consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any other Person that the Merger and the other transactions contemplated by this Agreement or any of the other Transaction Agreements may require or necessitate.

     Section 6.4 SHAREHOLDERS' MEETING. As soon as practicable after the date hereof, BusLogic shall take all action necessary under all Applicable Laws and its Articles of Incorporation and Bylaws to duly convene a meeting of its shareholders for the purpose of voting on the adoption of this Agreement and the Merger. Subject to the fiduciary obligations of its directors, as advised by Fenwick & West or other counsel knowledgeable concerning such corporate matters, BusLogic shall include in any proxy statement the recommendation of its Board of Directors in favor of the adoption of this Agreement and authorization of the Merger by BusLogic's shareholders. BusLogic shall use its best efforts to solicit proxies in favor of such adoption and authorization and shall take all other actions necessary or reasonably believed by Mylex to be useful to secure the shareholder approval required to effect the Merger under all Applicable Laws. In connection with obtaining such approval by its shareholders, BusLogic will provide to its shareholders, as soon as practicable after the date hereof, such written materials concerning this Agreement and the Merger and other transactions contemplated by the Transaction Agreements as is required by Applicable Law (collectively, the "Solicitation Materials"). BusLogic will be solely responsible for any statement, information or omission in the Solicitation Materials relating to BusLogic or its affiliates. Mylex will be solely responsible for any statement, information or omission in the Solicitation Materials relating to Mylex and its affiliates. Each of Mylex and BusLogic will ensure that all of the information it provides for inclusion in the Solicitation Materials includes no statement of a material fact which is untrue, in any material respect, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading.

     Section 6.5 NOTIFICATION OF CERTAIN MATTERS. Mylex shall give prompt written notice to BusLogic, and BusLogic shall give prompt notice to Mylex, of
(a) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would, in the reasonable judgment of their respective management, be likely to cause either (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the

Effective Date, or (ii) any condition to Closing set forth herein to be incapable of being satisfied, in any material respect, by the Closing Date, and
(b) any material failure of Mylex, Merger Subsidiary, BusLogic or any of the Principal Shareholders as the case may be, or any of their respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement required by this Agreement. The delivery of any notice under this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 6.6 PUBLIC ANNOUNCEMENTS. Except as provided in this Section, neither Mylex, nor BusLogic or any Principal Shareholder, shall make any press release or public announcement, including, without limitation, announcements by any party for general reception by or dissemination to employees, agents or customers, with respect to this Agreement, the Merger or any of the transactions contemplated by this Agreement or the other Transaction Agreements without the prior written consent of Mylex, in the case of BusLogic or any of the Principal Shareholders, or BusLogic, in the case of Mylex, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Mylex may make any disclosure or announcement that it must make, in the opinion of its counsel, under any Applicable Laws or regulations of any national securities exchange, but must inform BusLogic of such disclosure or announcement before making it.

     Section 6.7 TAX TREATMENT. Mylex and BusLogic shall each use its best efforts to qualify the Merger, and its best efforts not to take any action to cause the Merger not to qualify, as a reorganization within Section 368(a) of the Code. From and after the Effective Date, (a) Mylex shall use best efforts to cause the Surviving Corporation to continue BusLogic's historic business or use a significant portion of BusLogic's historic business assets in a business, within the meaning of Treasury Regulation Section 1.368-1(d), and (b) Mylex and Merger Subsidiary shall, and Mylex shall cause the Surviving Corporation to, treat the Merger as a "reorganization" within the meaning of Section 368(a) of the Code and shall file such information with its income tax return as may be required by Treasury Regulation Section 1.368-3 or other applicable law.

     Section 6.8 FURTHER ASSURANCES. In the event that at any time after the Effective Date any further action, including, without limitation, the execution and delivery of further documents, is necessary or desirable to carry out the purposes of this Agreement or any of the other Transaction Agreements, the Principal Shareholders and the proper officers and shareholders, as required, of BusLogic, Mylex and Merger Subsidiary shall promptly take such action.

     Section 6.9 SECURITIES LAWS. As soon as possible after this Agreement has been executed by all of its parties, Mylex and BusLogic shall file an application for the California Securities Permit with the California Department of Corporations as required under Section 25121 of the California GCL for the qualification of the Mylex Common Stock to be offered in connection with the Merger. In the preparation of the California Securities Application, BusLogic and Mylex shall cooperate with each other and shall furnish the information relating to BusLogic and Mylex, as the case may be, that the California GCL may require the California Securities Application to set forth. Each of Mylex and BusLogic agrees to use its best efforts to have the Commissioner of Corporations approve the fairness of the terms and conditions of the transaction contemplated by this Agreement in accordance with Section 25142 of the California GCL prior to the solicitation of the approval of such transaction by the BusLogic shareholders.

     Section 6.10 NO OTHER NEGOTIATIONS. From the date hereof until the earlier of termination of this Agreement or the Effective Time, neither BusLogic nor Mylex will, or authorize or permit any of its officers, directors, employees or affiliates, or any other Person on its behalf, to, directly or indirectly, solicit or encourage any offer from any party or, subject to the fiduciary obligations of its directors and officers, consider any inquiries or proposals received from any other Person, participate in any negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person (other than Mylex, in the case of BusLogic) concerning the possible disposition of all or any substantial portion of its business, assets or capital stock by merger, sale or any other means. Each of BusLogic and Mylex will promptly notify the other orally and in writing of any such inquiries or proposals.

     Section 6.11 ACCESS TO INFORMATION. Until the Closing, Mylex and BusLogic will each allow the other party and its agents reasonable access to its files, books, records and offices and that of each of its subsidiaries, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, real, personal and intangible property and financial condition. Mylex and BusLogic will each cause its accountants to cooperate with the other party and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     Section 6.12 AFFILIATES AGREEMENTS. To ensure that the issuance of Mylex Common Stock in the Merger complies with the Securities Act and that the Merger will be accounted for as a "pooling of interests," concurrently with the execution of this Agreement, BusLogic and Mylex will each deliver to the other a letter identifying all persons who are, in its reasonable judgment, "affiliates" of it at the time this Agreement is executed. Each of Mylex and BusLogic will provide the other with all information and documents reasonably required to evaluate this list for compliance with securities laws. Each of Mylex and BusLogic will cause each of its affiliates to deliver to the other, within five business days of the date of this Agreement, a written agreement (the "Affiliate Agreement"), in substantially the applicable form attached hereto as part of Exhibit "E" hereto, providing (a) that such Person (i) has not made and will not make any disposition of capital stock of the corporation with respect to which it is an affiliate in the 30 day period prior to the Effective Time, (ii) will not offer to sell, sell or otherwise dispose of any of the Mylex Common Stock issued to such Person in the Merger in violation of the Securities Act and Rule 145 promulgated thereunder, as they may be amended from time to time, and (iii) will make no disposition of Mylex Common Stock after the Effective Time until Mylex shall have publicly released a report including the combined financial results of Mylex and BusLogic for a period of at least 30 days of combined operations of Mylex and BusLogic; and (b) such other representations as may be reasonably requested by Mylex, its accountants or its attorneys for the purpose of ensuring "pooling of interests" accounting.

     Section 6.13 PRINCIPAL SHAREHOLDER LETTERS. To ensure that the Merger will qualify as a "tax-free" reorganization for federal income tax purposes, BusLogic will cause each of the Principal Shareholders to execute, at or before the Closing, a representation letter in substantially the form of Exhibit "F" hereto (the "Principal Shareholder Letter"), with such changes thereto as may be reasonably requested to permit counsel for Mylex to deliver the tax opinion contemplated by Section 7.1(d), (a) stating that such shareholder has no present plan or intention to sell or otherwise dispose of more than 50% of the shares of Mylex Common Stock which such shareholder receives in the Merger, and (b) making such other representations as may be reasonably requested by Mylex, its accountants or its attorneys for the purpose of ensuring such tax treatment.


                     ARTICLE VII.  CONDITIONS TO THE CLOSING

     Section 7.1 CONDITIONS TO BUSLOGIC'S AND MYLEX'S OBLIGATIONS. The obligations of BusLogic, Mylex and Merger Subsidiary to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions, any or all of which Mylex and BusLogic may waive in whole or in part to the extent permitted by Applicable Laws:

     a. SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted, pursuant to Applicable Laws, by the affirmative vote of the holders of the requisite percentage, under Applicable Laws and BusLogic's Articles of Incorporation and Bylaws, of each class of BusLogic capital stock.

     b. OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity that are necessary or advisable for the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Transaction Agreements, including the California Securities Permit, shall have been filed, occurred or been obtained, as the case may be, (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Approvals") and all Requisite Approvals shall be in full force and effect.

     c. NO INJUNCTIONS, RESTRAINTS OR ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by the Transaction Agreements shall be in effect, nor shall there be any pending or threatened proceeding by any Governmental Entity or other Person, seeking any of the foregoing. There shall not be any action taken, or any Applicable Laws in effect, that makes illegal the consummation of the Merger or any of the other transactions contemplated by the Transaction Agreements.

     d. TAX OPINION. BusLogic and Mylex shall have received the opinion of Brown & Bain, counsel to Mylex, dated as of the Closing Date and addressed to Mylex, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that BusLogic and Mylex will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     e. ESCROW AGREEMENT. Mylex, Merger Subsidiary, each of the Principal Shareholders, the Representative and an escrow holder reasonably acceptable to Mylex and the Representative shall have executed and delivered the Escrow Agreement.

     f. COVENANT NOT TO COMPETE. Each of Peter Harvey, Jesse Chen and Hypertech Consultants Ltd. shall have executed and delivered to Mylex the Non-Competition Agreement in the applicable form attached hereto as part of Exhibit "D".

     g. CALIFORNIA SECURITIES PERMIT. Mylex shall have received a permit from the California Commissioner of Corporations in response to the California Securities Application.

     Section 7.2 CONDITIONS TO OBLIGATIONS OF MYLEX. The obligation of Mylex to consummate the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions, except to the extent waived by
Mylex:

     a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of BusLogic and the Principal Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and Mylex shall have received a certificate, signed on behalf of BusLogic by the President and the Chief Financial Officer of BusLogic and signed by each of the Principal Shareholders, to such effect; provided, however, such certificate may include exceptions to such representations and warranties not included in the BusLogic Disclosure Schedule to the extent any such exception is only applicable to such representations and warranties as of the Closing Date and not as of the date of this Agreement, but the inclusion of any such exception in such certificate shall not affect the obligation of Mylex to consummate the Merger as a result of any of the other conditions specified in this Section 7.2 not being satisfied.

     b. PERFORMANCE OF OBLIGATIONS OF BUSLOGIC. BusLogic shall have performed all obligations that this Agreement requires it to perform at or before the Closing Date, and Mylex shall have received a certificate, signed on behalf of BusLogic by the President and the Chief Financial Officer of BusLogic, to such effect.

     c. CONSENTS. BusLogic shall have obtained the consent or approval of each Person (other than Governmental Entities) (i) whose consent or approval may be necessary so as not to impair, terminate or otherwise adversely affect, in any material respect, any obligation, right or interest of BusLogic or any of its subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which it is a party or bound or by which any of its properties or assets may be affected, if such agreement or instrument is material to BusLogic or such impairment, termination or affect could have a Material Adverse Effect, or (ii) the failure of which to obtain could materially impair the ability of any Person to consummate or perform any of its material obligations under any of the Transaction Agreements.

     d. NO BURDENSOME CONDITION. There shall not be any action taken by any Governmental Entity or any other Person, or any Applicable Laws in effect that, in connection with the grant of a Requisite Approval, imposes any condition or restriction upon the Surviving Corporation or on Mylex, including, without limitation, any requirements relating to the disposition of assets, that could materially and adversely impact the economic or business benefits to Mylex of the transactions contemplated by this Agreement or any of the Transaction Agreements or could have a material adverse effect on the Surviving Corporation or Mylex.


     e. NO ADVERSE DEVELOPMENTS. There shall be no actual or threatened order, decree, or ruling by any court or Governmental Entity that, in the reasonable judgment of the Board of Directors of Mylex, may have a Material Adverse Effect. There shall have been no material adverse change (except as disclosed in the BusLogic Disclosure Schedules before the execution of this Agreement) in the business, assets, condition (financial or otherwise) or results of operations of BusLogic or any of its subsidiaries since the date of the BusLogic Balance Sheet, and Mylex shall have received a certificate from BusLogic to such effect, signed by BusLogic's President and Chief Financial Officer.

     f. ACCOUNTING TREATMENT FOR MYLEX. Mylex shall have received a letter, dated the Closing Date, from KPMG Peat Marwick LLP, Mylex's independent auditors, addressed to Mylex and in form and substance satisfactory to Mylex, to the effect that, based on its knowledge of Mylex and its subsidiaries and review of the books and records of Mylex and its subsidiaries and the transactions contemplated by the Transaction Agreements, and without reference to BusLogic but relying on the "pooling letter" of BusLogic's auditors, as described in subsection (h) below, with respect to BusLogic, the Merger must be accounted for as a "pooling of interests" for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

     g. ACCOUNTING TREATMENT FOR BUSLOGIC. BusLogic shall have received a letter, dated the Closing Date, from Price Waterhouse & Company, BusLogic's independent auditors, addressed to BusLogic and in form and substance satisfactory to Mylex, to the effect that, based on its knowledge of BusLogic and its subsidiaries and its review of the books and records of BusLogic and its subsidiaries, and without reference to Mylex, the Merger must be accounted for as a "pooling of interests" for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

     h. FINANCIAL STATEMENTS. BusLogic shall have delivered to Mylex its balance sheet as of December 31, 1995, and the related unaudited statement of income for the one month then ended, prepared by the management of BusLogic, and a certificate of its Chief Financial Officer stating that such financial statements fairly present the financial condition and results of operations of BusLogic as of such date and for such period in accordance with generally accepted accounting principles consistently applied; provided, however, such financial statements may be subject to normal recurring year end audit adjustments and may not be accompanied by footnotes.

     i. OPINION OF COUNSEL. Mylex and Merger Subsidiary shall have received an opinion of Fenwick & West, counsel for BusLogic and its subsidiaries, in form and substance reasonably acceptable to Mylex.

     j. REQUISITE VOTE AND DISSENTING SHARES. Shareholders of BusLogic holding BusLogic capital stock representing at least 90% of the aggregate voting power of the shares of BusLogic capital stock outstanding immediately prior to the Effective Time shall have voted to approve the Merger. The Dissenting Shares shall not constitute more than 5% of the aggregate voting power of the shares of BusLogic capital stock outstanding immediately prior to the Effective Time.

     k. AFFILIATE AGREEMENTS. BusLogic shall have delivered to Mylex a list of each Person who is an "affiliate" of Mylex for purposes of Rule 145 under the Securities Act, and each such Person shall have executed, and delivered to Mylex, an Affiliate Agreement.

     l. PRINCIPAL SHAREHOLDER LETTER. Each Principal Shareholder shall have executed, and delivered to Mylex, a Principal Shareholder Letter.

     m. RESIGNATION OF DIRECTORS. The directors of BusLogic in office immediately prior to the Effective Time shall have resigned as Directors of the Surviving Corporation as of the Effective Time.

     n. FAIRNESS OPINION. Mylex shall have received a written fairness opinion with respect to the Merger acceptable to its Board of Directors.

     o. OTHER DOCUMENTS. Mylex and Merger Subsidiary shall have received all such other certified resolutions, certificates, documents or other instruments as Mylex or its counsel may reasonably request, in form and substance reasonably satisfactory to Mylex or its counsel, to carry out the intent of this Agreement.

     Section 7.3 CONDITIONS TO OBLIGATIONS OF BUSLOGIC. The obligation of BusLogic to consummate the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions, except to the extent waived by
BusLogic:

     a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Mylex set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and BusLogic shall have received a certificate, signed on behalf of Mylex by the President and the Chief Financial Officer of Mylex, to such effect; provided, however, such certificate may include exceptions to such representations and warranties not included in the Mylex Disclosure Schedule to the extent any such exception is only applicable to such representations and warranties as of the Closing Date and not as of the date of this Agreement, but the inclusion of any such exception is such certificate shall not affect the obligation of BusLogic to consummate the Merger as a result of any of the other conditions specified in this Section 7.3 not being satisfied.

     b. PERFORMANCE OF OBLIGATIONS OF MYLEX AND MERGER SUBSIDIARY. Mylex and Merger Subsidiary shall have performed all obligations that this Agreement requires them to perform at or before the Closing Date, and BusLogic shall have received a certificate, signed on behalf of Mylex by the President and the Chief Financial Officer of Mylex, to such effect.

     c. NO ADVERSE DEVELOPMENTS. There shall be no actual or threatened order, decree, or ruling by any Governmental Entity that, in the reasonable judgment of the Board of Directors of BusLogic, would be likely to have a material adverse effect on Mylex. There shall have been no material adverse change (except as disclosed in the Mylex Disclosure Schedules before the execution of this Agreement) in the business, assets, condition (financial or otherwise) or results of operations of Mylex, since September 30, 1995, and BusLogic shall have received a certificate from Mylex to such effect signed by Mylex's President and Chief Financial Officer.

     d. OPINION OF COUNSEL. BusLogic shall have received an opinion of Brown & Bain, counsel for Mylex and Merger Subsidiary, in form and substance reasonably acceptable to BusLogic.

     e. OTHER DOCUMENTS. BusLogic shall have received all such other certified resolutions, certificates, documents or other instruments as BusLogic or its counsel may reasonably request, in form and substance reasonably satisfactory to BusLogic or its counsel, to carry out the intent of this Agreement.

                         ARTICLE VIII.  INDEMNIFICATION

     Section 8.1 BUSLOGIC INDEMNIFICATION. BusLogic and the Principal Shareholders shall indemnify and hold harmless Mylex, Merger Subsidiary, and each of the respective officers, directors, employees, agents, affiliates and associates, in their respective capacities as such (collectively, the "Indemnified Persons"), to the fullest extent lawful, from and against: (a) any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, judgments, amounts paid in settlement in accordance with Section 8.5 and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, a "Loss" or "Losses") suffered or incurred by any Indemnified Person to the extent relating to or arising out of any inaccuracy in, or any breach, violation or nonobservance of, any of the representations, warranties, covenants or agreements made by BusLogic or the Principal Shareholders, or both, in this Agreement, any of the other Transaction Agreements or any written agreements or certificates delivered in connection with this Agreement; (b) any and all Losses relating to or arising out of any other action or failure to act by BusLogic, or any of its employees, agents or affiliates, with respect to the transactions contemplated by this Agreement or any of the other Transaction Agreements; and (c) any and all Losses relating to or arising out of a claim, action, suit or proceeding made or brought against an Indemnified Person, by other than Mylex or any of its current or former shareholders (acting in such shareholder capacity with respect to such claim, action, suit or proceeding), with respect to any act by BusLogic or any of its subsidiaries, or any of their respective officers, directors, employees and agents (acting in that capacity), prior to the Effective Time, if the facts giving rise to such Loss or the risk or possibility of such Loss is not described, in reasonable detail, in the BusLogic Disclosure Schedule and only to the extent such claim, action, suit or proceeding is not with respect to any projections or prospects of BusLogic. Each Principal Shareholder's indemnification obligations hereunder shall not exceed (y) a percentage of all Losses with respect to which an Indemnified Person gives written notice pursuant to Section 8.5 within six months of the Closing Date equal to his, her or its Principal Shareholder Percentage, and (z) a percentage of all Losses with respect to which an Indemnified Person gives such written notice after the end of such six month period equal to 25% of his, her or its Principal Shareholder Percentage. Notwithstanding the foregoing, the Principal Shareholders shall not have any obligation to provide indemnity under this Section 8.1 with respect to the first $300,000, in the aggregate, of Losses subject to clause (a) or (b) above or with respect to the first $300,000, in the aggregate, of Losses subject to clause (c) above and shall have no obligation to provide such indemnity with respect to any Loss notice of which is given, pursuant to Section 8.5, after the first anniversary of the Closing Date. In the event that any New Options are exercised within six months of the Closing Date, the gross proceeds of each such issuance shall be added, at the written election of the Representative provided to Mylex prior to the end of such six-month period, to either, but not both, of the $300,000 "baskets" described above.

     Section 8.2 REIMBURSEMENT. Subject to the requirements of Section 8.5 and the procedures described in the Escrow Agreement, each of the Principal Shareholders shall reimburse the Indemnified Persons for all Losses for which such Principal Shareholder is obligated to provide indemnity under Section 8.1 as such Losses are paid or incurred and promptly after such Principal Shareholders is given written notice of such Losses, in reasonable detail. Such reimbursement shall be made by such Principal Shareholder transferring to the applicable Indemnified Person shares of Mylex Common Stock received in the Merger with an aggregate value equal to the amount of such reimbursement, or, if such Principal Shareholder does not, at the time of such reimbursement, hold such shares with an aggregate value equal to such reimbursement amount, all of such shares then held by such Principal Shareholder and cash in the amount by which such aggregate value is less than such reimbursement amount. For purposes of this Section 8.2, each of such shares shall be deemed to have a value equal to the closing sale price of Mylex Common Stock on the NASDAQ National Market System (the "Applicable Value") on the trading day immediately prior to the Closing Date. To the extent that a Principal Shareholder reimburses the Indemnified Persons for a Loss and a court of competent jurisdiction subsequently determines, in a decision from which there is no right to appeal or seek further judicial review, that the Indemnified Persons are not entitled to such reimbursement, the Indemnified Persons shall promptly refund to such Principal Shareholder an amount, in cash, equal to the portion of such Loss that it reimbursed. The amount of each Loss with respect to which Mylex is entitled to reimbursement hereunder (a) shall be reduced, to the extent applicable, to take into account any tax benefit derived by Mylex as a result of such Loss and shall be increased, to the extent applicable, to take into account any additional taxes payable by Mylex with respect to such reimbursement, and (b) shall be reduced, to the extent applicable, to take into account any payment with respect to such Loss received by Mylex from any insurer and shall be increased, to the extent applicable, to take into account any additional taxes payable by Mylex with respect to such payment.

     Section 8.3 MYLEX INDEMNIFICATION. Mylex shall indemnify and hold harmless the Principal Shareholders (collectively, the "Indemnified Shareholders") to the fullest extent lawful, from and against: (a) any and all Losses suffered or incurred by any Indemnified Shareholder to the extent relating to or arising out of any inaccuracy in, or any breach, violation or nonobservance of, any of the representations, warranties, covenants or agreements made by Mylex in this Agreement or in any of the other Transaction Agreements; (b) any and all Losses relating to or arising out of any other action or failure to act by Mylex, or any of its employees, agents or affiliates, with respect to the transactions contemplated by this Agreement or any of the Transaction Agreements; and (c) any and all Losses relating to or arising out of a claim, action, suit or proceeding made or brought against an Indemnified Shareholder, by other than BusLogic or any of its current or former shareholders (acting in such shareholder capacity with respect to such claim, action, suit or proceeding), with respect to any act by Mylex or any of its subsidiaries, or any of their respective officers, directors, employees and agents (acting in that capacity), prior to the Effective Time, if the facts giving rise to such Loss or the risk or possibility of such Loss is not described, in reasonable detail, in the Mylex Disclosure Schedule. Notwithstanding the foregoing, Mylex shall not have any obligation to provide indemnity under this Section 8.3 with respect to the first $300,000, in the aggregate, of Losses subject to clause (a) or (b) above or with respect to the first $300,000, in the aggregate, of Losses subject to clause (c) above, shall have no obligation to provide such indemnity with respect to any Loss notice of which is given, pursuant to Section 8.5, after the first anniversary of the Closing Date and shall have no obligation to provide such indemnity with respect to Losses aggregating in excess of the aggregate Applicable Value, on the trading day immediately prior to the Closing Date, of the Mylex Common Stock to be issued to BusLogic shareholders in the Merger.

     Section 8.4 REIMBURSEMENT. Subject to the requirements of Section 8.5, Mylex shall reimburse the Indemnified Shareholders, in cash, for all Losses for which indemnity is available under Section 8.3 as such Losses are paid or incurred and promptly after Mylex is given written notice of such Losses, in reasonable detail. To the extent that Mylex reimburses the Indemnified Shareholders for a Loss and a court of competent jurisdiction subsequently determines, in a decision from which there is no right to appeal or seek further judicial review, that the Indemnified Shareholders are not entitled to such reimbursement, each of the Indemnified Shareholders with respect to such Loss shall promptly refund to Mylex an amount, in cash, equal to the portion of Mylex's reimbursement with respect to such Loss that it received. The amount of each Loss with respect to which a Principal Shareholder is entitled to reimbursement hereunder (a) shall be reduced, to the extent applicable, to take into account any tax benefit derived by such Principal Shareholder as a result of such Loss and shall be increased, to the extent applicable, to take into account any additional taxes payable by such Principal Shareholder with respect to such reimbursement, and (b) shall be reduced, to the extent applicable, to take into account any payment with respect to such Loss received by such Principal Shareholder from any insurer and shall be increased, to the extent applicable, to take into account any additional taxes payable by such Principal Shareholder with respect to such payment.

     Section 8.5 NOTICE. An Indemnified Person shall provide written notice to the Representative of the Principal Shareholders, and an Indemnified Shareholder shall provide written notice to Mylex, of any claim with respect to which it seeks indemnification hereunder promptly after discovering any matters giving rise to such claim. The failure of any Indemnified Person or Indemnified Shareholder to give notice as provided in this Section shall not relieve the Principal Shareholders or Mylex, respectively, of their obligations under this
Article VIII unless the failure materially and adversely affects the ability of the Principal Shareholders or Mylex, as the case may be, to defend any related action, suit or proceeding. In case any such action, suit, claim or proceeding is brought against an Indemnified Person or an Indemnified Shareholder, the Principal Shareholders or Mylex, respectively, shall be entitled to participate in the defense and, at their election, assume control of the defense with counsel reasonably acceptable to such Indemnified Person or Indemnified Shareholder, by delivering written notice to such effect to the Indemnified Person or Indemnified Shareholder. Upon delivery of such notice to the Indemnified Person or Indemnified Shareholder and approval of such counsel by the Indemnified Person or Indemnified Shareholder, the Principal Shareholders will not be liable under Sections 8.1 or 8.2, and Mylex will not be liable under
Section 8.3 or 8.4, respectively, for any legal or other expenses subsequently incurred by such Indemnified Person or Indemnified Shareholder, respectively, in connection with the defense of such action, suit, claim or proceeding unless such Indemnified Person or Indemnified Shareholder and one of the Principal Shareholders or Mylex, respectively, are defendants and each of them have one or more different defenses to the claims in such matter. The Principal Shareholders and Mylex shall not be liable for any settlement of any action, suit, claim or proceeding with respect to an Indemnified Person or an Indemnified Shareholder, respectively, effected without their prior written consent, such consent not to be unreasonably withheld or delayed. The Principal Shareholders shall not, without the Indemnified Person's prior written consent, and Mylex shall not, without prior written consent of a Majority-in-Interest (as defined in Section 9.3) of the Indemnified Shareholders or of the Representative, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to entry of any judgment in any action, suit, or proceeding in which such Indemnified Person or Indemnified Shareholder is a defendant.


                  ARTICLE IX.  TERMINATION, AMENDMENT OR WAIVER

     Section 9.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time:

     a. by the mutual written consent of BusLogic and Mylex upon approval by their respective Boards of Directors;

     b. by either Mylex or BusLogic upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any of the other Transaction Agreements and the time for each appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

     c. by either Mylex or BusLogic upon written notice to the other if any of the conditions to its performance hereunder set forth in Article VII have not been satisfied, or the Merger has not been consummated, on or before February 15, 1996, for reasons other than a breach of this Agreement by the party seeking termination;

     d. by BusLogic upon written notice to Mylex if the average closing sale price of the Mylex Common Stock on the NASDAQ National Market System for the 20 trading days ending two business days before the Closing Date is $13.30 or less; or

     e. by Mylex upon written notice to BusLogic if the average closing sale price of the Mylex Common Stock on the NASDAQ National Market System for the 20 trading days ending two business before the Closing Date is $24.70 or more.

     Section 9.2  EFFECT OF TERMINATION.

     a.   If either Mylex or BusLogic terminates this Agreement pursuant to
Section 9.1, this Agreement shall become void and there shall be no further liability or obligation on the part of BusLogic, Mylex, Merger Subsidiary or their respective officers or directors or the Principal Shareholders except (a) with respect to Sections 5.1(l) and 5.2(h) (Broker's and Finder's Fees), 11.2 (Fees and Expenses), and 11.4 (Confidentiality), and (b) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its other representations, warranties, covenants or agreements set forth in this Agreement.

     b. Notwithstanding any implication to the contrary herein, (i) Mylex shall have no right to terminate this Agreement as a result of the fairness opinion condition specified in Section 7.2(o) not being satisfied, unless Mylex, within ten (10) business days of BusLogic receiving written notice of such termination, pays $1,000,000, in cash, to BusLogic, and (ii) if the shareholders of BusLogic fail to approve the Merger by the requisite vote specified in
Section 7.2(k) on or before February 15, 1996, and all of the conditions to BusLogic's obligations to consummate the Merger specified in Section 7.3 (the "BusLogic Conditions") shall have been satisfied, BusLogic shall pay $1,000,000, in cash, to Mylex, as liquidated damages, within ten (10) business days of the vote of BusLogic's shareholders with respect to the Merger having been taken or February 15, 1996 (whichever shall first occur), and, if the Merger is not consummated by February 15, 1996, all of the BusLogic Conditions have been satisfied, and a Change or Control of BusLogic occurs on or before January 15, 1997, BusLogic shall pay to Mylex, as liquidated damages, within ten (10) business days of such Change of Control occurring (or as otherwise described in the definition of "Bust-Up Fee"), the Bust-Up Fee, less the above-referenced $1,000,000 payment, if previously made.

     Section 9.3 AMENDMENT. This Agreement may not be amended except by a written instrument approved and executed by all parties to this Agreement; provided, however, the Principal Shareholders shall be deemed to have approved any amendment if Principal Shareholders holding shares of BusLogic capital stock representing, as of the date hereof, 50% or more of the voting power of BusLogic (a "Majority-in-Interest") agree to such amendment, or the Representative agrees to such amendment, and such amendment, pursuant to its terms, does not modify the rights or obligations hereunder of any Principal Shareholder differently, in any material respect, than it modifies the rights or obligations hereunder of all the Principal Shareholders (a "Disproportionate Effect").

     Section 9.4 WAIVER. No failure or delay on the part of any party in exercising any right under this Agreement or under any of the other Transaction Agreements shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or future exercise of such right or the exercise of any other such right. No waiver of any right or obligation under this Agreement or under any of the other Transaction Agreements shall be enforceable against a party unless made in a writing, specifying such waiver, executed by such party; provided, however, the Principal Shareholders shall be deemed to have approved any waiver if Principal Shareholders holding a Majority-in-Interest agree to such waiver or the Representative agrees to such waiver and such waiver does not have a Disproportionate Effect.

                        ARTICLE X.  POST-CLOSING COVENANT

     Section 10.2 INSURANCE AND INDEMNIFICATION. Subsequent to the Closing, to the extent permitted by applicable law, Mylex shall cause BusLogic to include an indemnification provision in its Bylaws which is no less beneficial, taken as a whole, to the officers, directors and agents of BusLogic than the indemnification provision in BusLogic's bylaws, as in effect on December 1, 1995. During the one year period commencing on the Closing Date, Mylex shall either cause BusLogic to acquire and maintain in place "run-off" or "tail" directors and officers liability coverage (based on such coverage in place at the Closing). In the event the premium for such "run-off" or "tail coverage" is in excess of the lesser of $50,000 or 150% of the present annual premium for such existing coverage, the present officers or directors of BusLogic shall be obligated to pay such excess to Mylex. Notwithstanding any implication to the contrary hereunder, none of the Principal Shareholders or any of their affiliates shall have any right to indemnification by BusLogic under BusLogic's Bylaws or Articles, or pursuant to the California Corporations Code, with respect to any claim brought against such Principal Shareholder, in such capacity, by Mylex.

                     ARTICLE XI.  MISCELLANEOUS AND GENERAL

     Section 11.1 DEFINITIONS. As used in this Agreement, capitalized terms shall have the meanings set forth, or in the section specified by, the attached Schedule A.

     Section 11.2 FEES AND EXPENSES. Each of Buslogic and Mylex shall pay all fees and expenses that it incurs in connection with the Merger, this Agreement and the transactions contemplated by this Agreement or the other Transaction Agreements, including, without limitation, all professional and other fees (whether or not the Closing occurs).

     Section 11.3 NOTICES. All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given (and shall be effective five business days after) if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth on Exhibit J hereto. Any party may send any notice, request, demand, claim or other communication to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications are to be delivered by giving the other parties notice of such change in the manner set forth in this Agreement.

     Section 11.4 CONFIDENTIALITY. BusLogic and Mylex have entered into a Confidentiality Agreement, dated November 17, 1995 (the "Confidentiality Agreement"), which shall be in force and effect and bind each of the parties to this Agreement (including each of the Principal Shareholders as if he were a direct party to this Agreement) through the date of this Agreement and thereafter. If the Merger is consummated, however, the Confidentiality Agreement shall have no further force or effect with respect to, and shall no longer bind, Mylex or BusLogic after the consummation of the Merger with respect to any disclosures or use of confidential or other information subject to the Confidentiality Agreement, but shall nevertheless continue to have force and effect with respect to and bind each of the Principal Shareholders.

     Section 11.5 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article III concerning payment of the Merger Consideration are intended to be for the benefit of the holders of the Cancelled Shares and (b) the provisions in Article VIII concerning indemnification are intended to be for the benefit of the Indemnified Persons specified in Article VIII and their respective legal representatives.

     Section 11.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, without limitation, matters of validity, construction, effect and performance.

     Section 11.7 ENTIRE AGREEMENT. This Agreement (including the attached Exhibits and Schedules) embodies the entire agreement and understanding of the parties with respect to the transactions it and they contemplate and supersedes all prior written or oral commitments, arrangements or understandings with respect to such matters, other than the Confidentiality Agreement. There are no other restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated by this Agreement (including the attached Exhibits and Schedules).

     Section 11.8 ATTORNEYS' FEES. In the event that any action or proceeding, including, without limitation, arbitration, is commenced by any party for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration shall be entitled to recover, as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration, their related reasonable attorneys' fees and expenses.

     Section 11.9 SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected. To the extent permitted by Applicable Law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     Section 11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     Section 11.11 HEADINGS. The Article, Section and Subsection headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not limit or otherwise affect any of the Agreement's provisions.

     Section 11.12 CONSTRUCTION. Each and every provision of this Agreement and the other Transaction Agreements shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other agreements.

     Section 11.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties to this Agreement. Notwithstanding the foregoing, no party to this Agreement shall have any right to assign any of its rights or obligations hereunder to any other Person.

     Section 11.14 REFERENCES. Unless otherwise specified, references in this Agreement to "Sections," "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.

     Section 11.15 ADDITIONAL CONDITIONS. Notwithstanding any implication or statement to the contrary herein, (a) either party may terminate this Agreement, by giving the other party written notice of such termination, received by the other party by 6:00 p.m., California time, on December 20, 1995 (the "Termination Time"), if (i) such party is not satisfied, in its sole discretion, with the results of its due diligence review of the other party with respect to the matters referenced in the representations and warranties of the other party herein and the exceptions thereto discussed in the other party's disclosure schedule attached hereto, or (ii) either of the parties has given the other party written notice that it does not accept the Agreement of Merger, Escrow Agreement, each of the Non-Competition Agreements, Affiliate Agreement and Principal Shareholder Agreement that are to be attached hereto as exhibits, and
(b) Mylex may terminate this Agreement, by giving BusLogic written notice of such termination, received by BusLogic by the Termination Time, if any of the Principal Shareholders has not executed, and delivered to Mylex, this Agreement by 6:00 p.m., California time, on December 20, 1995.

     Section 11.16 SHAREHOLDER VOTE. The parties acknowledge that Section 6.4 of this Agreement calls for a meeting of BusLogic's shareholders for the purpose of voting on the adoption of this Agreement and the Merger, and agree that each Principal Shareholder's execution and delivery of this Agreement does not constitute a vote in favor of the adoption of this Agreement or the Merger.

     IN WITNESS WHEREOF, each of the parties below have caused this Agreement and Plan of Reorganization to be duly executed as of the day and year first above written.

PRINCIPAL SHAREHOLDERS        MYLEX CORPORATION

                              By: /s/ Al Montross
----------------------           -----------------------------------------------
----------------------             Name:  Al Montross
----------------------             Title:  President
----------------------
----------------------
----------------------        BUSLOGIC ACQUISITION CORP.
----------------------

                              By: /s/ Al Montross
                                 -----------------------------------------------
                                   Name:  Al Montross
                                   Title:  President


                              BUSLOGIC INC.


                              By: /s/ Jesse Chen
                                 -----------------------------------------------
                                   Name:  Jesse Chen
                                   Title:  President

                                   SCHEDULE A

                                   DEFINITIONS

     The following terms shall have the meanings specified in the following section of the Agreement:

       DEFINED WORD                        SECTION WHERE DEFINED
       ------------                        ---------------------
       affiliate                           Section 5.1(aa)
       Affiliate Agreement                 Section 6.12
       Agreement                           Opening paragraph
       Agreement of Merger                 Section 1.1
       Applicable Value                    Section 8.2
       Articles                            Section 11.14
       associate                           Section 5.1(aa)
       BusLogic                            Opening paragraph
       BusLogic Balance Sheet              Section 5.1(f)
       BusLogic Benefit Arrangements       Section 5.1(p)(i)
       BusLogic Common Stock               Section 3.1(a)
       BusLogic Conditions                 Section 9.2(b)
       BusLogic Disclosure Schedule        Section 5.1
       BusLogic Employee Plans             Section 5.1(p)(ii)
       BusLogic Financial Statements       Section 5.1(f)
       BusLogic Permits                    Section 5.1(d)
       BusLogic Preferred Stock            Section 3.1(b)
       BusLogic Options                    Section 3.2
       BusLogic Stock Option Plan          Section 3.2
       California GCL                      Section 1.1
       California Securities Application   Section 5.2(c)(iii)
       California Securities Permit        Section 5.2(c)(iii)
       Cancelled Shares                    Section 3.4
       Closing                             Section 1.2
       Closing Date                        Section 1.2
       Compensation Plans                  Section 6.2
       Confidentiality Agreement           Section 11.4
       Dissenting Shares                   Section 3.6
       Effective Time                      Section 1.3
       employee pension benefit plan       Section 5.1(p)(ii)
       employee welfare benefit plan       Section 5.1(p)(ii)
       Escrow Agreement                    Section 4.1
       Escrowed Consideration              Section 4.1
       excess parachute payment            Section 5.1(p)(vi)
       Exchange Agent                      Section 3.5
       fiduciary                           Section 5.1(p)(iii)
       incentive stock option              Section 3.2
       Indemnified Persons                 Section 8.1
       Indemnified Shareholders            Section 8.3
       Injunction                          Section 7.1(c)
       Intellectual Property               Section 5.1(s)(i)
       IRS                                 Section 5.1(g)
       Loss and Losses                     Section 8.1
       Merger                              Recitals
       Merger Filing Documents             Section 1.3
       Merger Subsidiary                   Opening paragraph
       multi-employer plan                 Section 5.1(p)(ii)

       DEFINED WORD                        SECTION WHERE DEFINED
       ------------                        ---------------------
       Mylex                               Opening paragraph
       Mylex Balance Sheet                 Section 5.2(f)
       Mylex Common Stock                  Section 3.1(a)
       Mylex Disclosure Schedule           Section 5.2
       Mylex Financial Statements          Section 5.2(f)
       Mylex Permits                       Section 5.2(d)
       Mylex Stock Plans                   Section 5.2(b)(i)
       New Options                         Section 3.2
       Non-Competition Agreement           Section 7.1(f)
       Options List                        Section 5.1(b)(iii)
       other property                      Section 3.7
       Other Shareholders                  Section 5.1(b)(iv)
       Periodic Reports                    Section 5.2(k)
       pooling of interests                Section 7.2(g) and (h)
       Principal Shareholder Letter        Section 6.13
       Proprietary Information             Section 5.1(s)(iii)
       reorganization                      Section 6.1(f)
       Representative                      Section 4.1
       Requisite Approvals                 Section 7.1(b)
       SEC                                 Section 3.2
       Secretary of State                  Section 1.3
       Sections                            Section 11.14
       severance pay                       Section 5.1(o)(iii)
       Shareholders List                   Section 5.1(b)(iii)
       Solicitation Materials              Section 6.4
       Subsections                         Section 11.14
       Subsidiary Stock                    Section 3.1(c)
       Surviving Corporation               Section 1.1
       Surviving Corporation Stock         Section 3.1(c)
       Tangible Property                   Section 5.1(v)
       Transaction Agreements              Section 5.1(c)(ii)
       Violation                           Section 5.1(c)(iii)
       Voting Debt                         Section 5.1(b)(i)

     As used in this Agreement, the following terms shall have the meanings specified below:

          ACCOUNTS RECEIVABLE: means all notes and accounts receivable held by BusLogic or any of its subsidiaries and all notes, bonds and other evidences of indebtedness of any Person held by BusLogic relating to the business of BusLogic.

          APPLICABLE LAWS: means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, permits, concessions, grants, franchises, licenses, orders or other governmental authorization or approval of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of or agreements with any Governmental Authority.

          BUSINESS DAY: means each weekday that is not a holiday under federal or California law.

          BUSLOGIC STOCK OPTION PLAN: means the BusLogic 1990 Equity Incentive Plan, as amended.

          BUST-UP FEE: means an amount equal to the greater of (a) $5,000,000, and (b) fifty percent (50%) of the aggregate gross consideration received, directly or indirectly, by BusLogic or any of its shareholders in connection with, or as a result of a transaction or transactions constituting, a Change of Control and the value of any additional gross consideration received, directly or indirectly, by any BusLogic shareholder as a result of any subsequent related sale of securities or assets by BusLogic or sale of BusLogic capital stock by any such shareholder, net, in each such case with respect to such fifty percent (50%) calculation, of the out-of-pocket costs arising directly and solely from the transaction or transactions effecting such Change of Control incurred and paid by the BusLogic shareholders and not subsequently reimbursed by a third party, all as described, in reasonable detail, in a written notice from BusLogic received by Mylex within five (5) business days after the closing of each such transaction, in excess of the aggregate Applicable Value, on the date hereof, of the Mylex Common Stock to be issued to BusLogic shareholders in the Merger. Any payment of such gross consideration which is not cash shall be deemed to have a value, for purposes of this Agreement, equal to its fair market value on the date of the closing of the related transaction, which, for a security of a class that is publicly traded, shall be its last reported trading price on the trading day immediately prior to the date for such closing. In the event all of the consideration to be received in a Change of Control is shares of equity securities publicly traded in the United States and freely transferable (subject only to a "pooling" lock-up), the Bust-Up Fee may be paid in cash (as provided in Section 9.2(b)) or with shares of such equity securities, which securities must be transferred to Mylex within ten (10) business days of (i) the Change of Control occurring (if such Change of Control is not treated as a "pooling"), or
(ii) the "pooling" lock-up period expiring (if such Change of Control is treated as a pooling).

          CHANGE OF CONTROL: means the occurrence of any of the following (whether in one transaction or a series of related transactions): (a) a reorganization, merger or consolidation of BusLogic as a result of which the outstanding shares of BusLogic capital stock are exchanged or converted into cash, property and/or securities not issued by BusLogic; (b) the dissolution or liquidation of BusLogic; (c) the sale of all or a majority (either quantitatively or qualitatively) of the assets of BusLogic; or (d) upon any Person or any group (within the meaning thereof in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than Peter Harvey, Jesse Chen or Lister Chang, or any of their respective affiliates, beneficially holding voting securities of BusLogic, or securities exchangeable for, convertible into or exercisable for voting securities of BusLogic, aggregating in excess of fifty percent (50%) of the voting power of the then outstanding voting securities of BusLogic.

          CODE: means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated under that Code.

          EQUIPMENT: means all machinery, equipment, furniture, fixtures, and tools used in connection with the manufacture, design and sales of the Products and the administration of the business of BusLogic and its subsidiaries.

          ENVIRONMENTAL CLAIM: means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of BusLogic or the Principal Shareholders contained in this Agreement related to the environment.

          ENVIRONMENTAL DAMAGES: means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), costs and expenses, including, without limitation, costs and expenses of defense of any claim and of any settlement of claims, including, reasonable attorneys' fees and expenses, that are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath the Premises, migrating or threatening to migrate to or from the Premises or arising in any manner whatsoever out of any violation of Environmental Requirements pertaining to the Premises or any activities on the Premises or from the past or present operations of BusLogic, including, without limitation:

          (1) damages for personal injury, or injury to property or natural resources, occurring upon or off of the Premises, whether foreseeable or unforeseeable, including, without limitation, claims brought by or on behalf of employees of BusLogic, lost profits, consequential damages, interest and penalties;

          (2) diminution in the value of the Premises and damages for the loss of or restriction on the use of, or adverse impact on the marketing of, the Premises or of any amenity of the Premises;

          (3) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and liabilities (including, without limitation, liabilities to indemnify any Person for costs) incurred in connection with the investigation or remediation of Hazardous Materials or violation of Environmental Requirements, including, without limitation, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any Governmental Authority, or reasonably necessary to make full economic use of the Premises or any other property or otherwise expended in connection with such conditions; and

          (4) damages and claims (including, without limitation, those of the type described in clauses (i)-(iii) above) resulting from the off-site disposal of Hazardous Materials derived from the use, generation, storage, treatment, transportation or disposal of Hazardous Materials by or on behalf of BusLogic.

          ENVIRONMENTAL REQUIREMENTS: means all Applicable Laws relating to the protection of human health or the environment, including, without limitation:

          (1) all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface, water, groundwater or land, or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

          (2) all requirements pertaining to the protection of the health and safety of employees or the public.

          ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

          EXCHANGE ACT: means the Securities and Exchange Act of 1934, as amended.

          GENERAL CLAIM: means any claim (other than an Environmental Claim, Tax Claim or Product Liability Claim) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of BusLogic or any Principal Shareholders contained in this Agreement.

          GOVERNMENTAL APPROVAL: means an authorization, consent, approval, permit, license or exemption of registration or filing with, or report or notice to, any Governmental Authority.

          GOVERNMENTAL AUTHORITY OR GOVERNMENTAL ENTITY: means any nation or government, any state or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any political subdivision of any State and any tribunal or arbitrator(s) of competent jurisdiction.

          HAZARDOUS MATERIALS:  means any substance:

          (1) the presence of which requires investigation, removal or remediation under any Applicable Law; or

          (2) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 ET SEQ.) and the Resource Conversation and Recovery Act (42 U.S.C. section 6901 ET SEQ.); or

          (3) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority or Applicable Law; or

          (4) the presence of which causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or to the health or safety of any Person on or about the Premises; or

          (5) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or

          (6)  that contains PCBs or asbestos.

          INVENTORY: means all inventories of raw materials, work in progress, finished products and supplies of BusLogic and its subsidiaries.

          KEY EMPLOYEES: means each of the persons listed on the attached Schedule D.

          LIEN: means any mortgage, pledge, adverse claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, encumbrance, option, lien, charge or claim or interest of any kind.

          MATERIAL ADVERSE EFFECT: means a material adverse effect on the business, assets, prospects (to the knowledge of the Person making the related representation and warranty), condition (financial or otherwise) or results of operation of BusLogic or any of its subsidiaries.

          MERGER CONSIDERATION: means the Mylex Common Stock issued in exchange for the BusLogic Common Stock and BusLogic Preferred Stock pursuant to Section 3.1(a) and (b), the Surviving Corporation Stock issued in exchange for the Subsidiary Stock pursuant to Section 3.1(c) and the New Options.

          MYLEX STOCK OPTION PLAN: means the Mylex 1993 Stock Option Plan, as amended.

          PERSON: means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

          PREMISES: means all real property at any time owned, leased or operated by BusLogic or any predecessor of BusLogic.

          PRINCIPAL SHAREHOLDERS: means each officer and director of BusLogic who holds, of record or beneficially (other than as a result of holding stock options) shares of BusLogic capital stock and each other Person who holds, of record or beneficially (other than as a result of holding stock options), outstanding shares of BusLogic capital stock representing 1% or more of its voting power, and each of their respective affiliates (other than family members) who hold, of record or beneficially (other than as a result of holding stock options), shares of BusLogic capital stock, in each such case (i) as of the Closing Date, and (ii) as of December 1, 1995 if such Person holds, of record or beneficially (other than as a result of holding stock options), shares of BusLogic capital stock as of the Closing Date, and any transferee of shares of BusLogic capital stock transferred by any such Person after December 1, 1995, but prior to the Closing; provided, however, notwithstanding the foregoing, neither Cyrus Logic Co-Partnership nor Trinity International Consulting Inc. shall be Principal Shareholders.

          PRINCIPAL SHAREHOLDER PERCENTAGE: means for each Principal Shareholder a fraction, the numerator of which shall be the total number of shares of Mylex Common Stock received as Merger Consideration by such Principal Shareholder and the denominator of which shall be the total number of Shares of Mylex Common Stock received as Merger Consideration by all BusLogic shareholders.

          PRODUCTS: means all products manufactured, marketed or distributed by BusLogic and each of its subsidiaries.

          PRODUCT LIABILITY: means any liability to which Mylex, the Surviving Corporation or any other successor to any business of BusLogic may become subject insofar as such liability arises out of or otherwise relates to any express or implied representation, warranty, agreement or guaranty made or claimed to have been made by BusLogic, or imposed or asserted to be imposed by operation of law, in connection with any Products produced before the Closing.

          PRODUCT LIABILITY CLAIM: means any claim, whether for negligence, strict liability, breach of representation, breach of warranty, misrepresentation or otherwise, based upon, arising out of or otherwise in respect of any Products Liability.

          SECURITIES ACT:  means the Securities Act of 1933, as amended.

          TAX CLAIM: means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of BusLogic or the Principal Shareholders contained in this Agreement related to taxes.

          TAX, TAXES, TAXABLE: means, except where the context otherwise requires, all Federal, state, local and foreign income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                                    SIGNATURE


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MYLEX CORPORATION


Dated:  March 8, 1996                      By: /s/ Colleen Gray
                                              ------------------
                                              Colleen Gray
                                              Vice President Finance and
                                              Chief Financial Officer